QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATURE'S SUNSHINE PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NATURE'S SUNSHINE PRODUCTS, INC.
75 East 1700 South
Provo, UT 84606

October 22, 2009

Dear Fellow Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Nature's Sunshine Products, Inc., which will be held at our principal executive offices located at 75 East 1700 South, Provo, Utah 84606, on Friday, November 6, 2009 at 10:00 a.m. Mountain Standard Time.

        The matters to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. A copy of our Annual Report is also enclosed.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting regardless of the number of shares you may hold. Therefore, I urge you to vote as promptly as possible. You may vote your shares by returning the enclosed proxy card. Timely voting will ensure your representation at the Annual Meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        Thank you for your continued support of Nature's Sunshine. I look forward to seeing you in Utah.

Sincerely,

/s/ DOUGLAS FAGGIOLI Douglas Faggioli President and Chief Executive Officer

NATURE'S SUNSHINE PRODUCTS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 6, 2009

To the Shareholders of Nature's Sunshine Products, Inc.:

        Notice is hereby given that the 2009 Annual Meeting of Shareholders (the "Annual Meeting") of Nature's Sunshine Products, Inc., a Utah corporation (the "Company"), will be held at the Company's principal executive offices located at 75 East 1700 South, Provo, Utah 84606, on Friday, November 6, 2009 at 10:00 a.m. Mountain Standard Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  To elect the Company's Board of Directors (the "Board"), consisting of two Class I directors, three Class II directors and three Class III directors. The Company intends to present for election the following eight nominees, all of whom are current directors of the Company: Michael D. Dean, Albert R. Dowden, Douglas Faggioli, Pauline Hughes Francis, Kristine F. Hughes, Willem Mesdag, Jeffrey D. Watkins and Candace K. Weir;

  2.
  To approve amendments to the Company's Restated Articles of Incorporation (the "Articles of Incorporation") that would modify or remove certain provisions and make other technical changes;

  3.
  To approve an amendment to the Articles of Incorporation that would modify the purpose of the Company;

  4.
  To approve an amendment to the Articles of Incorporation that would authorize the Board to adopt, amend, alter and repeal the Company's Bylaws (the "Bylaws");

  5.
  To approve amendments to the Articles of Incorporation that would modify certain provisions relating to the terms of directors;

  6.
  To approve an amendment to the Articles of Incorporation that would eliminate personal liability, to the extent permitted by law, of the Company's directors and officers and provide for the indemnification of its directors, officers, employees, fiduciaries and agents;

  7.
  To approve amendments to the Articles of Incorporation that would increase the authorized shares of the Company's common stock ("Common Stock") from 20,000,000 to 50,000,000 and clarify certain rights and preferences of Common Stock;

  8.
  To approve amendments to the Articles of Incorporation that would create a new class of stock designated as preferred stock ("Preferred Stock") and authorize the issuance of up to 10,000,000 shares of Preferred Stock;

  9.
  To approve an amendment to the Articles of Incorporation that would require a showing of cause for shareholders to remove directors;

  10.
  To approve an amendment to the Articles of Incorporation that would require shareholders to act by shareholder meeting and not by written consent;

  11.
  To approve an amendment to the Articles of Incorporation that would enhance shareholder voting requirements to adopt, amend or repeal the Bylaws;

  12.
  To approve amendments to the Articles of Incorporation that would authorize the Board to fix the number of directors and to fill vacancies on the Board;

  13.
  To approve amendments to the Articles of Incorporation and the Bylaws that would enhance shareholder voting requirements to alter, amend or repeal certain provisions of the Articles of Incorporation and the Bylaws;

  14.
  To approve an amendment and restatement of the Bylaws;

  15.
  To adopt the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan, under which 750,000 shares of Common Stock will be reserved for issuance;

  16.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  17.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only shareholders of record as of the close of business on October 2, 2009 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting regardless of the number of shares you may hold. You may vote your shares by returning the enclosed proxy card. For detailed information regarding voting instructions, please refer to the sections entitled "If I am a shareholder of record of Common Stock, how do I vote?" and "If I am a beneficial owner of shares held in street name, how do I vote?" beginning on page 3 of the accompanying proxy statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors
/s/ JAMON A. JARVIS
Jamon A. Jarvis
Provo, Utah	Executive Vice President, General Counsel,
October 22, 2009	Chief Compliance Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 6, 2009

The Proxy Statement and Annual Report to Shareholders are available at
 http://www.naturessunshine.com/us/company/investing/sec.aspx.

 NATURE'S SUNSHINE PRODUCTS, INC.

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS

Page
Questions and Answers about the 2009 Annual Meeting and this Proxy Statement	1
Proposal One: Election of Directors	7
Corporate Governance	11
Director Independence	11
Board Meetings and Committees	11
Annual Meeting Attendance	12
Communications with Directors	12
Code of Ethics	13
Director Compensation	13
Introduction to Proposals Two through Thirteen: Approval of Charter Amendments	16
Proposal Two: Approval of Amendment to Restated Articles of Incorporation to Modify or Remove Certain Provisions and to Make Other Technical Changes	19
Proposal Three: Approval of Amendment to Restated Articles of Incorporation to Modify the Purpose of the Company	21
Proposal Four: Approval of Amendment to Restated Articles of Incorporation to Authorize the Board of Directors to Adopt, Amend, Alter and Repeal the Company's Bylaws	22
Proposal Five: Approval of Amendments to Restated Articles of Incorporation to Modify Certain Provisions relating to the Terms of Directors	23
Proposal Six: Approval of Amendment to Restated Articles of Incorporation to Provide the Exculpation of the Company's Directors and Officers and the Indemnification of its Directors, Officers, Employees, Fiduciaries and Agents	25
Proposal Seven: Approval of Amendments to Restated Articles of Incorporation to Increase the Authorized Shares of Common Stock and to Clarify Certain Rights and Preferences of Common Stock	26
Proposal Eight: Approval of Amendments to Restated Articles of Incorporation to Create a New Class of Stock Designated as Preferred Stock and to Authorize the Issuance of up to 10,000,000 Shares of Preferred Stock	28
Proposal Nine: Approval of Amendment to Restated Articles of Incorporation to Eliminate the Ability of Shareholders to Remove Directors without Cause	30
Proposal Ten: Approval of Amendment to Restated Articles of Incorporation to Eliminate the Ability of Shareholders to Act by Written Consent	31
Proposal Eleven: Approval of Amendment to Restated Articles of Incorporation to Enhance Shareholder Voting Requirements to Adopt, Amend or Repeal the Company's Bylaws	33

Page
Proposal Twelve: Approval of Amendments to Restated Articles of Incorporation to Authorize the Board to Fix the Number of Board Members and to Fill Vacancies on the Board	34
Proposal Thirteen: Approval of Amendments to Restated Articles of Incorporation and Bylaws to Enhance Shareholder Voting Requirements to Alter, Amend or Repeal Certain Provisions	35
Proposal Fourteen: Approval of Amendment and Restatement of Bylaws	37
Proposal Fifteen: Adoption of Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan	39
Summary Description of 2009 Stock Incentive Plan	39
New Plan Benefits	44
General Provisions	44
Summary of Federal Income Tax Consequences	46
Accounting Treatment	48
Proposal Sixteen: Ratification of Appointment of Independent Registered Public Accounting Firm	49
Fees Paid to Independent Registered Public Accounting Firm	49
Pre-Approval Policies and Procedures	49
Audit Committee Report*	50
Security Ownership of Certain Beneficial Owners and Management	51
Changes in Control	53
Section 16(a) Beneficial Ownership Reporting Compliance	54
Executive Officers	54
Executive Compensation	56
Compensation Discussion and Analysis	56
Compensation Committee Report*	59
Summary Compensation Table	60
Employment Agreements	61
Grants of Plan-Based Awards in Fiscal Year 2008	61
Outstanding Equity Awards at Fiscal Year End	62
Option Exercises and Stock Vested	62
Pension Benefits	62
Nonqualified Deferred Compensation Plan	63
Potential Payments upon Termination or Change in Control	63
Executive Benefits and Payments upon Termination Due to Termination by the Company without Cause or Due to Non-Renewal, Death or Incapacity	64
Equity Compensation Plans	64
Certain Relationships and Related Transactions	64
Legal Proceedings	65
Householding of Proxy Materials	65

*
These items are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission.

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Nature's Sunshine Products, Inc., a Utah corporation, for use at the 2009 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, November 6, 2009 and at any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 a.m. Mountain Standard Time at the Company's principal executive offices located at 75 East 1700 South, Provo, Utah 84606. The proxy solicitation materials are being sent on or about October 22, 2009 to all shareholders entitled to vote at the Annual Meeting. In this proxy statement, "Nature's Sunshine," the "Company," "we," "us" and "our" refer to Nature's Sunshine Products, Inc.

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING
AND THIS PROXY STATEMENT

What is the purpose of the Annual Meeting?

        At the Annual Meeting, shareholders will vote on the following five categories of proposals, which are summarized in the preceding notice and described in more detail beginning on page 7 of this proxy statement:

  •
  To elect the Company's Board of Directors (the "Board"), consisting of two Class I directors, three Class II directors and three Class III directors (Proposal One);

  •
  To approve the following amendments (collectively, the "Charter Amendments") to the Company's Restated Articles of Incorporation (the "Articles of Incorporation"):

  —
  To modify or remove certain provisions and to make other technical changes (Proposal Two);

  —
  To modify the purpose of the Company (Proposal Three);

  —
  To authorize the Board to adopt, amend, alter and repeal the Company's Bylaws (the "Bylaws") (Proposal Four);

  —
  To modify certain provisions relating to the terms of directors (Proposal Five);

  —
  To provide the exculpation of the Company's directors and officers and the indemnification of its directors, officers, employees, fiduciaries and agents (Proposal Six);

  —
  To increase the authorized shares of the Company's common stock ("Common Stock") and to clarify certain rights and preferences of Common Stock (Proposal Seven);

  —
  To create a new class of stock designate as preferred stock ("Preferred Stock") and to authorize the issuance of up to 10,000,000 shares of Preferred Stock (Proposal Eight);

  —
  To eliminate the ability of shareholders to remove directors without cause (Proposal Nine);

  —
  To eliminate the ability of shareholders to act by written consent (Proposal Ten);

    —
    To enhance shareholder voting requirements to adopt, amend or repeal the Bylaws (Proposal Eleven);

    —
    To authorize the Board to fix the number of Board members and to fill vacancies on the Board (Proposal Twelve);

    —
    To enhance shareholder voting requirements to alter, amend or repeal certain provisions of the Articles of Incorporation and the Bylaws (Proposal Thirteen);

  •
  To approve an amendment and restatement of the Bylaws (Proposal Fourteen);

  •
  To adopt the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan (the "2009 Stock Incentive Plan"), under which 750,000 shares of Common Stock will be reserved for issuance (Proposal Fifteen); and

  •
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal Sixteen).

What are the Board's voting recommendations?

        Our Board of Directors recommends that you vote your shares:

  •
  FOR each of the director nominees to the Board (Proposal One);

  •
  FOR the proposals to approve the Charter Amendments (Proposals Two through Thirteen);

  •
  FOR the proposal to amend and restate the Company's Bylaws (Proposal Fourteen);

  •
  FOR the proposal to adopt the 2009 Stock Incentive Plan, under which 750,000 shares of Common Stock will be reserved for issuance (Proposal Fifteen); and

  •
  FOR the proposal to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal Sixteen).

Where are the Company's principal executive offices located, and what is the Company's main telephone number?

        The Company's principal executive offices are located at 75 East 1700 South, Provo, Utah 84606. The Company's main telephone number is (801) 342-4300.

Who is entitled to vote at the Annual Meeting?

        The record date for the Annual Meeting is October 2, 2009. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. As of the record date, 15,510,159 shares of our Common Stock, no par value per share, were outstanding and entitled to vote.

        Our stock transfer books will remain open between October 20, 2009 and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

How many votes do I have?

        Each holder of Common Stock is entitled to one vote per share held. As a result, a total of 15,510,159 votes may be cast on each matter at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

        Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Common Stock, how do I vote?

        If you are a shareholder of record, you may vote by mailing a completed proxy card. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope and your shares will be voted at the Annual Meeting in the manner you directed. You may also vote your shares in person at the Annual Meeting. If you are a shareholder of record, you may request a ballot at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are the beneficial owner of shares are held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the "record holder") that must be followed for the record holder to vote your shares per your instructions. Please complete and return the voting instruction card in the self-addressed postage paid envelope provided.

        If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What is a quorum?

        A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Accordingly, shares representing 7,755,080 votes must be present, in person or by proxy, at the Annual Meeting to constitute a quorum. Abstentions and "broker non-votes" will be counted for the purpose of determining whether a quorum is present for the transaction of business.

        If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is a broker non-vote?

        If you are a beneficial owner of shares held in street name and do not provide the record holder with specific voting instructions, under the rules of various national securities exchanges, the record holder may generally vote on routine matters but cannot vote on non-routine matters. If the record holder does not receive instructions from you on how to vote your shares on a non-routine matter, the record holder will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

What vote is required for each item?

        For Proposal One, directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Accordingly, the eight nominees receiving the highest number of votes cast will be elected as directors. Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is considered a routine matter on which a record holder is generally empowered to vote, and therefore no broker non-votes are expected to exist with respect to Proposal One. Should any nominee become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person as may be designated by our Board of Directors or for such lesser number of nominees as may be prescribed by the Board of Directors. Votes cast for the election of any nominee who has become unavailable will be disregarded.

        Approval of Proposals Two, Three, Four, Six, Fourteen, Fifteen and Sixteen requires the votes cast in favor of the proposal to exceed the votes cast against such proposal. Since proposals concerning changes to the purpose of the Company and the adoption of stock incentive plans are non-routine matters on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Three and Fifteen. In contrast, the approval of immaterial changes to the Articles of Incorporation, the authorization of the Board to make changes to the Company's Bylaws, the exculpation and indemnification, amendments to the bylaws and the ratification of an independent registered public accounting firm are matters on which a broker is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal Two, Four, Six, Fourteen and Sixteen.

        Approval of Seven, Eight, Ten and Eleven requires the affirmative vote of at least a majority of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST Proposals Seven, Eight, Ten and Eleven. Since proposals concerning the authorization of preferred stock, the elimination of the ability of shareholders to act by written consent and the increasing the shareholder voting requirements are non-routine matters on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Eight, Ten and Eleven. In contrast, the approval of an increase in the authorized Common Stock is a matter on which a broker is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal Seven.

        Approval of Proposals Five, Nine, Twelve and Thirteen requires the affirmative vote of at least three-fourths (75%) of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST Proposals Five, Nine, Twelve and Thirteen. Since proposals concerning shareholder voting provisions are non-routine matters on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposals Nine, Twelve and Thirteen. In contrast, the approval of general modification regarding the terms of directors is a matter on which a broker is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal Five.

        In addition, each of Proposals Two through Fourteen is conditioned on the approval of the other. This means that shareholders must approve all of the proposals relating to the Charter Amendments and the amendment and restatement of the Company's Bylaws in order for any of them to be adopted.

What happens if I do not give specific voting instructions?

        If you are a shareholder of record and you do not specify how the shares represented thereby are to be voted, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        If you are a beneficial owner of shares held in street name and you do not specify how the shares represented thereby are to be voted, your broker may generally exercise its discretionary authority to vote your shares on routine matters (Proposals One, Two, Three, Five, Six, Seven, Fourteen and Sixteen), but your broker will not be permitted to vote your shares with respect to non-routine matters (Proposals Three, Eight, Nine, Ten, Eleven, Twelve, Thirteen and Fifteen).

What if I receive more than one set of proxy materials, proxy card or voting instruction form?

        If you receive more than one set of proxy materials, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions.

Can I change my vote after I have voted?

        If you are a shareholder of record, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another proxy card with a later date with the Corporate Secretary at Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606. If you are a shareholder of record and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted.

        If you are a beneficial owner of shares held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company's Annual Report on Form 10-K for the fiscal year ending on December 31, 2009, which the Company is required to file with the Securities and Exchange Commission ("SEC") by March 16, 2010.

How and when may I submit a shareholder proposal for the 2010 Annual Meeting of Shareholders?

        In the event that a shareholder desires to have a proposal considered for presentation at the 2010 Annual Meeting of Shareholders, and included in our proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to our Corporate Secretary so that it is received no later than June 11, 2010. If the 2010 Annual Meeting of Shareholders is held on a date more than thirty calendar days from November 6, 2010, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.

        The proxy solicited by our Board of Directors for the 2010 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal presented to shareholders at the meeting for which the Company did not have notice on or prior to August 25, 2010. If the 2010 Annual Meeting of Shareholders is held on a date more than thirty calendar days from November 6, 2010, such notice must be received by a reasonable time before the Company begins to mail its proxy solicitation materials.

        To forward any shareholder proposals or notices of proposals or to receive a copy of our Bylaws write to the Corporate Secretary at Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606.

Who will bear the cost of soliciting proxies?

        We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage firms, bank, broker-dealer or other similar organization holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

 PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        Directors are elected at annual meetings of shareholders. Our Articles of Incorporation provide for a classified Board of Directors, consisting of three staggered classes of directors, as nearly equal in number as possible. Shareholders generally will elect a portion of our Board of Directors each year to serve until the third annual meeting of shareholders following the annual meeting in which they are elected. A director elected by the Board of Directors to fill a vacancy in a class will serve until the next annual meeting of shareholders at which directors are elected and until his or her successor is duly elected and qualified.

Voting Agreements

        On February 27, 2009, Prescott Group Aggressive Small Cap Master Fund, G.P. ("Prescott") made a written demand, pursuant to Section 16-10a-702(1)(b) of the Utah Revised Business Corporation Act (the "Revised Act"), that the Company hold a special meeting of shareholders, or in lieu thereof an annual meeting of shareholders, for the purpose of electing a slate of directors proposed by Prescott. On March 10, 2009, Prescott made a written demand, pursuant Section 16-10a-1601(3) of the Revised Act, that Prescott be allowed to inspect and copy the record of shareholders required to be maintained by the Company pursuant to Section 16-10a-1601(3) of the Revised Act. The stated purpose for such inspection was to solicit proxies from the Company's shareholders for the purpose of voting on the election of directors and other matters presented at the meeting of shareholders. Prescott informed the Company that on April 3, 2009, it commenced a legal action in the Fourth Judicial District Court for Utah County, Utah (Prescott Group Aggressive Small Cap Master Fund, G.P. v. Nature's Sunshine Products, Inc., Civil No. 090401518) in order to petition the court to order an annual meeting of shareholders for the purpose of electing directors of the Company. We were informed that the complaint was filed but not served.

        On May 22, 2009, the Company and Kristine F. Hughes, Eugene L. Hughes and Pauline Hughes Francis (collectively, the "Hughes Parties") in their capacity as shareholders of the Company entered into a settlement and voting agreement (the "Prescott Agreement") with Prescott. Contemporaneously with the Prescott Agreement, the Company and the Hughes Parties entered into voting agreements (collectively with the Prescott Agreement, the "Voting Agreements") with each of the following shareholders of the Company: Red Mountain Capital Partners II, L.P., Red Mountain Capital Partners III, L.P. and Paradigm Capital Management, Inc. (collectively with Prescott, the "Shareholder Parties"). As part of the Prescott Agreement, Prescott agreed to withdraw its demands, dismiss its legal action and release the Company, the Hughes Parties and other related parties from claims relating to Prescott's legal action. A total of 7,944,217 shares of Common Stock are subject to the Voting Agreements, constituting 51.2 percent of the outstanding shares in the Company as of August 31, 2009.

        Pursuant to the Voting Agreements, effective as of June 7, 2009, (i) the authorized number of directors of the Board was increased from six to eight directors in accordance with Section 3.2 of the Bylaws of the Company, creating two additional vacancies in addition to one previously unfilled vacancy on the Board, (ii) with the exception of Kristine F. Hughes, all of the then members of the Board resigned as members of the Board, resulting in a total of seven vacancies on the Board and (iii) Michael D. Dean, Albert R. Dowden, Douglas Faggioli, Pauline Hughes Francis, Willem Mesdag, Jeffrey D. Watkins and Candace K. Weir were appointed, without any specific Board class designation, to fill such vacancies on the Board to serve as directors until the next annual meeting of shareholders at which directors are elected and until their respective successors are duly elected and qualified, unless they resign, are removed or are otherwise disqualified from serving as a director of the Company. Ms. Francis was a director of the Company at that time, and her resignation and reappointment were for the purpose of changing the Board class to which she was assigned at the next annual meeting of shareholders.

        As part of the Voting Agreements, the Company agreed to nominate, and the Shareholder Parties and the Hughes Parties agreed to vote all of the shares of Common Stock beneficially owned by them in favor of, each of the following individuals, with such nominees serving in the Board class set forth opposite his or her name:

Name	Class
Willem Mesdag	Class I
Jeffrey D. Watkins	Class I
Michael D. Dean	Class II
Douglas Faggioli	Class II
Candace K. Weir	Class II
Albert R. Dowden	Class III
Pauline Hughes Francis	Class III
Kristine F. Hughes	Class III

        Pursuant to the Voting Agreements, the two Class I directors' terms will expire at the first annual meeting of shareholders following their election (expected to be in 2010), the three Class II directors' terms will expire at the second annual meeting of shareholders following their election (expected to be in 2011), and the three Class III directors' terms will expire at the third annual meeting of shareholders following their election (expected to be in 2012). Thereafter, as provided in the Articles of Incorporation, we expect that the terms of each class of directors will expire at the third annual meeting following the annual meeting at which such class is elected.

        The voting arrangement set forth in the Voting Agreements will terminate immediately following the Annual Meeting or any adjournment or postponement thereof, or December 31, 2009, whichever is earlier.

Nominees to Serve as Class I Directors (Term to Expire at the 2010 Annual Meeting)

        The current members of the Board of Directors, who are nominees for election to the Board as Class I directors, are as follows:

Name	Age	Position	Director Since
Willem Mesdag	56	Director	2009
Jeffrey D. Watkins	48	Director	2009

        The principal occupations and business experience, for at least the past five years, of each nominee for election to the Board as Class I directors are as follows:

        Willem Mesdag.    Mr. Mesdag is the Managing Partner of Red Mountain Capital Partners LLC, an investment firm based in Los Angeles. From 2002 to 2004, he served as Senior Advisor for the Davis Companies. Prior to 2002, Mr. Mesdag was a partner and Managing Director of Goldman, Sachs & Co., having joined the firm in 1981 from Ballard, Spahr, Andrews & Ingersoll where he was a securities lawyer. He currently serves on the boards of 3i Group plc, Encore Capital Group Inc., Cost Plus Inc. and Davis Petroleum Corp. and previously served as Vice Chairman of the board of Skandia Insurance Company Ltd. Mr. Mesdag received his J.D. from the Cornell Law School in 1978 and his B.A. from Northwestern University in 1974.

        Jeffrey D. Watkins.    Mr. Watkins is currently the President of Prescott Group Capital Management, LLC, a registered investment advisor, and serves as the co-manager of the Prescott Mid Cap, L.P. Mr. Watkins currently serves on the board of Annuity and Life Re, Ltd., and served as a director of Carreker Corporation from March 2006 until April 2007. Prior to joining Prescott in July 2001, Mr. Watkins served for 18 years as a portfolio manager for Capital Advisors, Inc., a registered investment advisor, located in Tulsa, Oklahoma. Mr. Watkins received his B.S.B.A. from the University of Tulsa in 1983.

Nominees to Serve as Class II Directors (Term to Expire at the 2011 Annual Meeting)

        The current members of the Board of Directors, who are nominees for election to the Board as Class II directors, are as follows:

Name	Age	Position	Director Since
Michael D. Dean	45	Director	2009
Douglas Faggioli	55	Director, President and Chief Executive Officer	2009
Candace K. Weir	65	Director	2009

        The principal occupations and business experience, for at least the past five years, of each nominee for election to the Board as Class II directors are as follows:

        Michael D. Dean.    Mr. Dean is a senior media and technology executive with broad experience in general management, corporate strategy and corporate transactions. He has served as Chief Executive Officer of Mediaur Technologies Inc. since 2003, and is responsible for all aspects of this privately-owned satellite technology company that provides proprietary antenna system solutions for both private industries and governments. Mr. Dean also serves on the advisory board of several digital media and technology companies and advises principals and investors in the digital media sector. Before joining Mediaur, Mr. Dean worked in various companies affiliated with The Walt Disney Company from 1997 to 2003. He was Executive Vice President of ABC Cable Networks, a multi-billion dollar global division of Disney, where he was responsible for the non-creative, day-to-day business, including Affiliate Sales and Marketing, Finance, Legal, Broadcasting Operations, IT, Human Resources, and Business Development. Earlier at Disney, he was Senior Vice President of Corporate Strategic Planning and Development, responsible for all corporate strategy, development and deal work in Disney's broadcasting, cable, and film studio businesses. Before Disney, Mr. Dean was a strategy consultant with Bain & Company and holds an MBA from Harvard Business School.

        Douglas Faggioli.    Mr. Faggioli is the President and Chief Executive Officer of our Company. Prior to his appointment as President and Chief Executive Officer in November 2003, Mr. Faggioli served as Executive Vice President and Chief Operating Officer of our Company. He began his employment with us in 1983 and has served as one of our officers since 1989 and as a director of our Company from 1997 to 2006. He is a Certified Public Accountant. On July 31, 2009, the SEC filed a settled enforcement action against the Company, Mr. Faggioli and the Company's former chief financial officer, relating to alleged violations of the Foreign Corrupt Practices Act by one of the Company's foreign subsidiaries in 2000 and 2001. As previously disclosed in our periodic reports, the SEC's complaint alleged that, in 2000 and 2001, Mr. Faggioli and the Company's then chief financial officer, as control persons, failed to adequately supervise the Company's management and other personnel who were directly responsible for the Company's books and records and internal controls related to the registration of product in one foreign subsidiary. Under the terms of the settlement with the SEC, Mr. Faggioli agreed to pay a civil penalty of $25,000 and to consent to the entry of injunctions against future violations relating only to the books and records and internal control provisions of the federal securities laws. As part of the settlement, Mr. Faggioli agreed to neither admit nor deny the allegations in the complaint.

        Candace K. Weir.    Ms. Weir is Director and President of C.L. King & Associates, Inc., an independent research securities brokerage firm located in Albany, N.Y., and Paradigm Capital Management Inc., a registered investment adviser, which firms she founded in 1972 and 1994, respectively. Ms. Weir is President and Trustee of Paradigm Funds. She also serves on the boards of several non-profit cultural, healthcare and public interest organizations. Ms. Weir received her B.A. from Vassar College in 1967.

Nominees to Serve as Class III Directors (Term to Expire at the 2012 Annual Meeting)

        The current members of the Board of Directors, who are nominees for election to the Board as Class III directors, are as follows:

Name	Age	Position	Director Since
Albert R. Dowden	67	Director	2009
Pauline Hughes Francis	68	Director	1988
Kristine F. Hughes	71	Chairperson of the Board	1980

        The principal occupations and business experience, for at least the past five years, of each nominee for election to the Board as Class III directors are as follows:

        Albert R. Dowden.    Mr. Dowden serves as a director of the AIM Mutual Funds, various Reich & Tang mutual funds, and as a director of Homeowners of America Holding Corporation and Homeowners of America Insurance. Mr. Dowden is a founder and has served as managing director of The Boss Group, a Houston based private investment and management firm, since 2004. Mr. Dowden has previously served as a director of The Hertz Corporation, Volvo Group, Magellan Insurance Co., Genmar, National Media Corp. and CompuDyne Corp. Prior to these positions, Mr. Dowden served as President and Chief Executive Officer of Volvo Group North America, Inc. and Senior Vice President of its Swedish parent company, AB Volvo until 1998. Prior to joining Volvo in 1974 as General Counsel to its North American operations, he practiced law with the New York based international law firm of Rogers & Wells (now Clifford Chance).

        Pauline Hughes Francis.    Ms. Francis has served on our Board of Directors since 1988. Ms. Francis was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has acted as a consultant from time to time to our Company and its predecessors. Ms. Francis is the former sister-in-law of Eugene L. Hughes, a director emeritus of the Company.

        Kristine F. Hughes.    Ms. Hughes is the Chairperson of our Board of Directors. She was a co-founder in 1972 of Hughes Development Corporation, a predecessor of our Company, and has served as an officer or director of our Company and its predecessors since 1980. Ms. Hughes is the spouse of Eugene L. Hughes, one of our founders and a director emeritus.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the election of each of the foregoing nominees to the Board of Directors.

 CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that all of its current directors and nominees for election at the Annual Meeting, except Mr. Faggioli and Ms. Hughes, are independent directors under the current standards for "independence" established by NASDAQ.

Board Committees

        The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Nominations Committee. Each standing committee operates under a written charter adopted by the Board. You can access the current committee charters on our website at www.natr.com or by writing to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606.

        The Board has determined that the committee chairs and members are independent under the current standards for "independence" established by NASDAQ. The current members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominations Committee
Michael D. Dean	x	x
Albert R. Dowden	x		x
Pauline Hughes Francis		x	Chair
Willem Mesdag	Chair
Jeffrey D. Watkins		Chair	x
Candice K. Weir			x

        The Audit Committee.    The Audit Committee oversees our financial statements, preparation process and related compliance matters and performance of the internal audit function, is responsible for engagement and oversight of our independent registered public accounting firm and reviews the adequacy and effectiveness of our internal control system and procedures. Our Board of Directors has determined that each current member of our Audit Committee is an audit committee financial expert, as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

        The Compensation Committee.    The Compensation Committee reviews compensation policies applicable to executive officers and board members, establishes the compensation to be paid to our Chief Executive Officer and determines the compensation and benefits of all directors on the Board.

        The Nominations Committee.    The Nominations Committee makes recommendations to the Board of Directors about the size of the Board or any committee thereof, identifies and recommends candidates for the Board and committee membership, evaluates nominations received from shareholders, and develops and recommends to the Board corporate governance principles applicable to our Company. In selecting or recommending candidates, the Nominations Committee takes into consideration any criteria approved by the Board, which may be set forth in any corporate governance guidelines adopted by the Board and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

        The Nominations Committee may also consider candidates proposed by management and by shareholders of the Company. Recommendations for consideration by the Nominations Committee, including recommendations from shareholders of the Company, should be sent in writing, together with appropriate biographical information concerning each proposed nominee, to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606.

Board Meetings in Fiscal Year 2008

        During fiscal year 2008 through June 7, 2009, our Board of Directors consisted of the following members: Robert K. Bowen, Larry A. Deppe, Pauline Hughes Francis, Eugene L. Hughes and Kristine F. Hughes. The members of our committees during fiscal year 2008 through June 7, 2009 are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominations Committee
Robert K. Bowen	x	Chair*	x
Larry A. Deppe	Chair
Kristine F. Hughes		x	Chair
Pauline Hughes Francis	x	x	x

*
Chairperson from November 20, 2008 through June 7, 2009. From January 1, 2008 through November 19, 2008, Ms. Francis served as the Chairperson of the Compensation Committee.

        During fiscal year 2008, there were two formal regular meetings and one formal special meeting of the Board of Directors, as well as numerous informal informational sessions. Each member of the Board of Directors during fiscal year 2008 attended or participated in 75 percent or more of the aggregate of (i) the total number of regular and special meetings of the Board of Directors held during the fiscal year or the portion thereof following such person's appointment to the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the fiscal year or the portion thereof following such person's appointment to one or more of those committees.

        During fiscal year 2008, the Audit Committee held five formal meetings, as well as numerous informal informational sessions, while the Compensation Committee held one formal meeting during that time. The Nominations Committee, on the other hand, did not hold a meeting during fiscal year 2008.

Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of shareholders, directors are encouraged to attend such meetings. The Company did not hold an annual meeting of shareholders during fiscal year 2008.

Communications with Directors

        We have not in the past adopted a formal process for shareholder communications with the Board of Directors. Nevertheless, the directors have endeavored to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. Communications to the Board of Directors may be submitted in writing to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606. The Board of Directors relies upon the Corporate Secretary to forward written questions or comments to named directors or committees thereof, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within the Company, including the President, as appropriate.

Code of Ethics

        We adopted a revised Code of Conduct on August 29, 2008 that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and senior financial and accounting officers. Among other matters, the Code of Conduct establishes policies to deter wrongdoing to promote (i) both honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, (ii) compliance with applicable laws, rules and regulations, (iii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in public communications and (iv) prompt internal reporting of violations of the Code of Conduct and accountability for adherence to the Code of Conduct. In addition, we provide an ethics line for reporting any violations of the Code of Conduct on a confidential basis. A copy of our Code of Conduct is available on our website at www.natr.com or by writing to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606. We will post on our internet website all amendments to, or waivers from, our Code of Conduct that are required to be disclosed by applicable law.

Director Compensation

        The following table sets forth certain information regarding the compensation of each individual who served as a member of our Board of Directors during the 2008 fiscal year. Except with respect to Eugene L. Hughes, the compensation disclosed is for services rendered as a Board member during that year. Mr. Hughes was also our employee, and the compensation disclosed for him below reflects his compensation he received in his capacity as an employee. He did not receive any additional compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kristine F. Hughes	145,963	—	—	—	—	10,006	155,969
Pauline Hughes Francis	55,363	—	—	—	—	2,660	58,023
Robert K. Bowen	39,000	—	—	—	—	—	39,000
Larry A. Deppe	43,160	—	—	—	—	—	43,160
Eugene L. Hughes	215,000	—	—	—	—	40,743	255,743

(1)
Consists of retainer fees for service as a member of the Board with respect to Kristine F. Hughes, Pauline Hughes Francis, Robert K. Bowen and Larry A. Deppe; Mr. Hughes received salary of $215,000, of which he deferred $13,000 into the Company's Supplemental Elective Deferral Plan (the "SEDP"). Retainers paid to Mmes. Hughes and Francis were paid on a monthly basis; retainers paid to Messrs. Bowen and Deppe were paid on a quarterly basis. The amount of retainer fees depends on the tenure of the Board member and the services being provided by that Board member. Mmes. Hughes and Francis have served as members of our Board for a significantly longer period than Messrs. Bowen and Deppe. Ms. Hughes, as Chairperson of the Board, provides significant additional services. Accordingly, the retainer fees for Mmes. Hughes and Francis are higher than the retainer fees paid to Messrs. Bowen and Deppe. The aggregate payments include the following categories of payments:

Name	Retainer ($)	Committee Chairperson Additional Retainer ($)	Total ($)
Kristine F. Hughes	145,963	—	145,963
Pauline Hughes Francis	54,363	1,000	55,363
Robert K. Bowen	39,000	—	39,000
Larry A. Deppe	39,160	4,000	43,160
Eugene L. Hughes	—	—	—
(2)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2008:

Name	401(k) Plan Company Contribution ($)	Life Insurance Premiums ($)	Disability Payments ($)	Product Credit* ($)	Total ($)
Kristine F. Hughes	—	9,256	—	750	10,006
Pauline Hughes Francis	—	1,910	—	750	2,660
Robert K. Bowen	—	—	—	—	—
Larry A. Deppe	—	—	—	—	—
Eugene L. Hughes	11,500	27,833	360	1,050	40,743

    *
    Represents a credit of up to $1,050 to purchase the Company's products.

  Meeting Fees.    Our directors do not receive fees for attendance at Board or Committee meetings.

  Expenses.    Board members were reimbursed for travel and other expenses incurred in connection with their duties as directors to the extent such expenses were submitted to the Company for reimbursement.

  Equity.    No stock options or other equity awards were granted to our directors during 2008.

  Nonqualified Deferred Compensation.    None of our non-employee directors participated in the SEDP. Mr. Hughes elected to defer under the SEDP $13,000 of the compensation he received in 2008 in his capacity as an employee. Mr. Hughes's aggregate earnings in the SEDP included a loss of $22,334, and his balance as of December 31, 2008 was $64,981. No withdrawals were made by Mr. Hughes during 2008. The SEDP is more fully described above in the section following the Nonqualified Deferred Compensation Plans table. The earnings on amounts deferred under the SEDP do not constitute above-market or preferential earnings and, accordingly, are not included in the Director Compensation table above.

        On September 1, 2009, the Board of Directors adopted a new compensation plan for non-employee directors of the Company. Under the new compensation plan, each newly elected non-employee director will receive a one-time option grant to purchase 25,000 shares of Common Stock upon his or her election to the Board. All non-employee directors will receive an annual retainer of $50,000 for their service on the Board and will receive no additional fees paid for attendance at meetings of the Board or Company events at which a director's attendance is required. Our Chairperson will receive an additional annual retainer of $50,000. Each non-employee director serving on the Audit Committee will receive an additional annual retainer as follows: chairperson—$15,000; other committee members—$10,000. Each non-employee director serving on the Compensation Committee will receive an additional annual retainer as follows: chairperson—$10,000; other committee members—$5,000. The chairperson of the Nominating and Governance Committee will receive an additional annual retainer of $10,000. All cash compensation will be paid on a monthly basis. The new compensation plan will be effective as of October 1, 2009 with respect to all non-employee directors other than Kristine F. Hughes and Pauline Hughes Francis, whose compensation will remain at current levels for the remainder of 2009. Beginning in January, 2010, Mmes. Hughes and Francis will be subject to the new compensation plan.

        In addition, on September 24, 2009, the Board approved option grants to purchase 25,000 shares of our Common Stock subject to shareholder approval of our 2009 Stock Incentive Plan at the Annual Meeting for each of Michael D. Dean, Albert R. Dowden, Willem Mesdag, Jeffrey D. Watkins and Candace K. Weir. Each option will have a maximum term of 10 years and will vest and become exercisable for all of the underlying shares upon shareholder approval of the 2009 Stock Incentive Plan at the Annual Meeting. If such shareholder approval is not obtained, the options will terminate immediately and cease to be outstanding.

 INTRODUCTION TO PROPOSALS TWO THROUGH THIRTEEN:

APPROVAL OF CHARTER AMENDMENTS

General

        Our Articles of Incorporation as currently in effect were prepared in 1989 and have not been amended or otherwise modified since that time. Over the course of the intervening 20 years, there have been a number of substantive changes made to the Revised Act, as well as changes in the practical application of the law. As a result, the Articles of Incorporation are significantly different from the articles of incorporation of other public companies, particularly those that have become public companies more recently. The Board believes it to be in the best interest of the Company and its shareholders to update the Articles of Incorporation to bring it up to modern standards and to ensure that the Articles of Incorporation and Bylaws are consistent and well-integrated. Proposals Two, Three, Four, Five and Six are being submitted for shareholder approval in order to update the Articles of Incorporation by modifying certain provisions and removing several obsolete provisions from the Articles of Incorporation.

        Proposals Seven and Eight, on the other hand, are being submitted for shareholder approval to increase the authorized capital shares of the Company in order to ensure that the Company has sufficient authorized but unissued shares, which may be used by the Company to, among other things, pay stock dividends to shareholders, raise capital, provide equity incentives to employees, officers and directors and enter into transactions that the Board believes provide the potential for growth and profit. In addition, our Board of Directors believes that Proposals Nine, Twelve and Thirteen will help promote the stability and continuity of the Board and provide the Board with greater flexibility to manage the Company, while Proposal Eleven would provide the Company with more stable corporate governance policies and procedures. Finally, Proposal Ten is being submitted for shareholder approval to eliminate the ability of shareholders to act by written consent, which the Board believes will help increase the participation of all shareholders in determining any proposed action of shareholders.

Possible Anti-Takeover Effects

        Our Board of Directors has observed that certain tactics, including proxy fights and hostile tender offers, have become relatively common in connection with unsolicited attempts to gain corporate control. The Board of Directors considers such tactics to be highly disruptive to a company and often contrary to the overall best interests of its shareholders. In particular, such tactics frequently represent an attempt to acquire a corporation in the marketplace at an unfairly low price. Proposals Seven, Eight, Nine, Ten, Eleven, Twelve and Thirteen are being submitted for shareholder approval to improve the flexibility of the Board of Directors in dealing with any unsolicited takeover offers. These proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such efforts through negotiations with our Board of Directors. The Board of Directors believes that these proposed amendments will help provide our Board of Directors with the time necessary to evaluate unsolicited offers, as well as appropriate alternatives, in a manner that assures fair treatment of the Company's shareholders. These proposed amendments are also intended to increase the bargaining leverage of the Board of Directors, on behalf of the Company's shareholders, in any negotiations concerning a potential change of control of the Company. These proposed amendments would, however, make more difficult or discourage a proxy contest or the assumption of control by a substantial shareholder and thus could increase the likelihood that incumbent directors will retain their positions.

        Takeovers or changes in the board of directors of a company that are proposed and effected without prior consultation and negotiation with the company are not necessarily detrimental to the company and its shareholders. However, the Board of Directors feels that the benefits of seeking to protect the ability of the Company to negotiate effectively through directors who have previously been elected by shareholders and who are familiar with the Company outweigh any disadvantage of discouraging such unsolicited proxies even though such attempt might be favored by some of the Company's shareholders.

        The Charter Amendments are permitted under the Revised Act. With respect to Proposals Seven, Eight, Nine, Ten, Eleven, Twelve and Thirteen, these proposed amendments are not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. Unsolicited attempts to gain corporate control of public companies have increased in general since the time the Company's current Articles of Incorporation were drafted. The Board believes that updating the Articles of Incorporation with the amendments set forth in Proposals Seven, Eight, Nine, Ten, Eleven, Twelve and Thirteen are necessary to protect the Company from the effects of possible future unsolicited takeover offers. Given the difficulties of adopting and implementing protections at the time of an unsolicited offer, the Board of Directors believes it is prudent to adopt such protections in advance of any specific offer.

        Please see the discussion in the summaries below regarding additional anti-takeover effects of these proposals. The Company does not presently intend to propose other anti-takeover measures in future proxy solicitations.

Existing Arrangements with Possible Anti-Takeover Effect

        Neither the Articles of Incorporation nor the Bylaws contain provisions intended by the Company to have, or to the knowledge of the Board of Directors having, an anti-takeover effect. However, the Articles of Incorporation currently authorizes 20,000,000 shares of Common Stock, a substantial number of which have not been issued or reserved for issuance. This authorized but unissued Common Stock could, within the limits imposed by applicable law, be issued by the Company and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Articles of Incorporation currently contains a provision providing for a staggered Board of Directors, which would require any party attempting a take-over to wait at least a year before gaining control of the Board of Directors. Moreover, the Board of Directors could adopt a shareholder rights plan (sometimes referred to as a "poison pill"), pursuant to which rights would be issued to current shareholders of the Company which would entitle, under certain circumstances, all holders, other than the bidder, to purchase additional shares of Common Stock at prices possibly substantially below market value. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal certain provisions of the Articles of Incorporation or the Company's Bylaws would not receive the necessary votes contemplated by Proposals Eleven and Thirteen.

Applicable Utah Law with Possible Anti-Takeover Effect

        We are subject to the Utah Control Shares Acquisitions Act (the "Acquisitions Act") so long as (1) more than 10% of our shareholders residing in Utah, (2) more than 10% of our shares owned by Utah residents, or (3) we have 10,000 shareholders resident in Utah. The Acquisitions Act may discourage or prevent takeover attempts of our company. The Acquisitions Act, set forth in Sections 61-6-1 through 61-6-12 of the Utah Code Annotated, generally provides that, when any person obtains shares (or the power to direct the voting of shares) of an issuing public corporation such that the person's voting power equals or exceeds any of three levels (one-fifth, one-third, or a majority), the ability to vote (or to direct the voting of) those shares, which are deemed to be control shares, is conditioned on the approval by a majority of the corporation's shares (voting in voting groups, if applicable), excluding the control shares or other interested shares. Shareholder approval may occur at the next annual or special meeting of the shareholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the shareholders to be held within 50 days of the corporation's receipt of the request by an acquiring person. If authorized by the articles of incorporation or the bylaws, the corporation may redeem control shares at the fair market value if the acquiring person fails to file an acquiring person statement or if the shareholders do not grant voting rights to control shares. If the shareholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, shareholders may be entitled to dissenters' rights. An acquisition of shares does not constitute a control share acquisition within the meaning of the Acquisitions Act if (1) the corporation's articles of incorporation or bylaws provide that the Acquisitions Act does not apply; (2) the acquisition is consummated pursuant to a merger in which we are a party to the merger agreement; or (3) under certain other specified circumstances. The Company's Articles of Incorporation and Bylaws make no reference to the Acquisitions Act.

Effectiveness of the Charter Amendments

        Under the Revised Act, the Charter Amendments require shareholder approval. Upon shareholder approval, these changes would take effect on the date we file the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Utah, a copy of which is attached as Appendix A. However, if any of the Charter Amendments is not approved, none of the Charter Amendments will be enacted.

Description of the Charter Amendments

        The Charter Amendments have been proposed as separate proposals due to varying subject matter or the shareholder vote required to approve each of the proposed amendments. This approach will allow the Company's shareholders to consider and vote on each of the proposals so that any and all amendments approved by the holders of the required number of shares of Common Stock may be implemented. The complete text of the Amended and Restated Articles of Incorporation, which incorporates the changes proposed by the Charter Amendments, is contained in Appendix A in this proxy statement. You are urged to read Appendix A in its entirety, as the discussion in the summary of the proposed amendments is qualified in its entirety by reference to Appendix A.

 PROPOSAL TWO:

APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO MODIFY
OR REMOVE CERTAIN PROVISIONS AND TO MAKE OTHER TECHNICAL CHANGES

        Our Board of Directors is requesting that shareholders approve several amendments to the Articles of Incorporation that will modify certain provisions and remove several obsolete provisions from the Articles of Incorporation, as well as make other technical changes.

Purpose and Effect of the Proposed Amendments

        Article I of the Articles of Incorporation contains the name clause of the Company. Our Board of Directors proposes a modification to Article I to add clarifying language to define Nature's Sunshine Products, Inc. The following is the relevant text of Article I of the Articles of Incorporation, as proposed to be amended, with additions indicated with underlined text:

    The name of the Corporation is Nature's Sunshine Products, Inc. (the "Corporation").

        Article VI of the Articles of Incorporation contains the pre-emptive rights clause of the Company. Our Board of Directors proposes a technical modification to Article VI to correct a misspelled term. The following is the relevant text of Article VI of the Articles of Incorporation, as proposed to be amended, with additions indicated with underlined text and deletions indicated by strike-through text:

    No holder of shares of the Corporation of any class now or hereafter authorized, shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. The Board of Directors of the Corporation shall have the right to issue the authorized and treasury shares of this Corporation at such time and upon such terms and conditions and for such consideration as the Board of Directors shall determine.

        Article VIII of the Articles of Incorporation contains the registered office and agent clause of the Company. Our Board of Directors proposes a modification to Article VIII to provide current information regarding the Company's registered office and agent. The following is the relevant text of Article VIII of the Articles of Incorporation, as proposed to be amended, with additions indicated with underlined text and deletions indicated by strike-through text:

    The address of the Corporation's registered office in the State of Utah is 75 East 1700 South, Provo, Utah 84606.

    The name of the Corporation's registered agent at that address is the Corporation's General Counsel.

        In reviewing the Articles of Incorporation, our Board of Directors has identified several provisions in the Articles of Incorporation that are now obsolete or inconsequential to the Company due to the passage of time or as a result of changes in corporate governance practices. As of result of this review, we are proposing to remove in its entirety the following provisions from the Articles of Incorporation:

  •
  The preamble to the Articles of Incorporation, which currently reads as follows:

    We, the undersigned, natural persons being more than twenty-one years of age, acting as incorporators of a corporation pursuant to the provisions of the Utah Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation.

  •
  Article II contains the duration clause of the Company, which currently reads as follows:

    The Corporation shall continue in existence perpetually unless sooner dissolved according to the law.

  •
  Article V contains a paid-in capital clause, which currently reads as follows:

    The Corporation shall not commence business until consideration of a value of a least $1,000.00 has been received by it as consideration for the issuance of its shares.

  •
  Article IX sets forth the initial directors of the Company, which currently reads as follows:

    The original Board of Directors shall be comprised of five (5) persons. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

Name	Address
Kenneth E. Brailsford	42 North 1360 East Springville, Utah 84663
G. Jay Hughes	Route 1, Box 435 Benjamin, Utah 84660
Kerry O. Assay	456 East 200 North Provo, Utah 84601
Richard S. Hughes	260 West 600 North Spanish Fork, Utah 84660
Eugene L. Hughes	2461 North 750 East Provo, Utah 84601
  •
  Article X contains an incorporators clause, which currently reads as follows:

    The names and addresses of the incorporators are:

Name	Address
Richard L. Chatham	700 South 330 East Salt Lake City, Utah 84111
Burke T. Maxfield	1700 East 3970 South #3 Salt Lake City, Utah 84117
Hazel Ann Cowan	3795 South 900 East #6 Salt Lake City, Utah 84107

        As a result of the foregoing changes and the changes contemplated by the other Charter Amendments, we will also include conforming changes in the numbering and cross-references in the Restated Charter, as necessary.

Vote Required

        Approval of Proposal Two requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to modify or remove certain provisions and to make other technical changes.

 PROPOSAL THREE:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
TO MODIFY THE PURPOSE OF THE COMPANY

        Our Board of Directors is requesting that shareholders approve an amendment to the Articles of Incorporation that will modify the purpose clause of the Company.

Purpose and Effect of the Proposed Amendment

        Article III of the Articles of Incorporation contains the purpose clause of the Company, which currently reads in its entirety as follows:

    The purposes for which the Corporation is organized are:

            1.     To buy, sell, grow, manufacture, produce, or otherwise deal in any and all food and/or food supplements and further, to purchase, invest in, acquire, and/or act as holding company for various other related businesses. And further, to create, publish, sell, and otherwise deal in publications relating to but not limited to food and/or food supplements.

            2.     To purchase, or otherwise acquire, and to hold, grant security interests in, pledge, sell, exchange, or otherwise dispose of, securities (which term includes, without limitation of the generality thereof, any shares of stocks, bonds, debentures, contracts, options, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firm, associations, corporations, or governments or subdivisions thereof; to make payment therefore in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

            3.     To issue, offer, underwrite, buy, sell, sponsor, create, assign, transfer, pledge or otherwise deal in commodities, options, or double options on commodities of any kind whatsoever.

            4.     To act as registrar or transfer agent either for itself or for others, including the cancellations, authentication, validation, issuance and execution of share certificates; the preparation and maintenance of any and all books, ledgers, journals and records in connection therewith; the execution, signing, verification, and acknowledgment of any kind and all documents or writings of any kind whatsoever; and all other acts necessary or appropriate in connection thereto.

            5.     To do any act or thing provided or permitted herein either directly or indirectly through agents, independent contractors, joint ventures, subsidiaries, divisions, contractual arrangements or otherwise.

            6.     In general, to possess and exercise all the powers and privileges granted by the laws of the State of Utah or by these Articles of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purpose of the Corporation.

            7.     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these Articles of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent businesses and purposes.

        If approved, the purpose clause as currently drafted will be removed in its entirety and replaced with the following text:

    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act (the "Revised Act").

        Our Board of Directors has determined that the purpose clause in the Articles of Incorporation may not provide all the flexibility that the Company needs to conduct its business. Moreover, the articles of incorporation of public companies commonly include similar purpose provisions as the proposed amendment. As a result, we propose a modification to Article III to shorten the purpose clause in a manner consistent with the Revised Act.

Vote Required

        Approval of Proposal Three requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast. Since a proposal concerning the revision of the purpose clause is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Three.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to modify the purpose clause of the Company.

 PROPOSAL FOUR:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
TO AUTHORIZE THE BOARD OF DIRECTORS TO ADOPT, AMEND, ALTER AND
REPEAL THE COMPANY'S BYLAWS

        Our Board of Directors is requesting that shareholders approve an amendment to the Articles of Incorporation that will provide the Board with the authority to adopt, amend, alter and repeal the Company's Bylaws.

Purpose and Effect of the Proposed Amendment

        Section 16-10a-1020 of the Revised Act provides that a board of directors of a company may amend the company's bylaws at any time, except to the extent that the articles of incorporation, the bylaws or the Revised Act reserve such power exclusively to the shareholders, in whole or part. The articles of incorporation of many public companies expressly authorize their boards of directors to adopt, amend, alter or repeal the bylaws. This authority facilitates the board's ability to efficiently implement and adapt corporate policies and procedures as changing circumstances may necessitate, without having to incur the expense and delay of soliciting proxies and votes from the shareholders and holding a meeting of shareholders.

        The proposed amendment will amend the Articles of Incorporation to include a new Article to read, in pertinent part, as follows:

    In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to adopt, amend, alter and repeal from time to time the bylaws of the Corporation by majority vote of all directors except that any provision of the bylaws requiring, for board action, a vote of greater than a majority of the Board of Directors shall not be amended, altered or repealed except by such supermajority vote.

        The proposed amendment, if approved by shareholders, will not divest or limit the power of shareholders to adopt, amend or repeal our Bylaws. If this proposal is not approved, the ability of our Board of Directors to make changes to our Bylaws will continue to be subject to Section 16-10a-1020 of the Revised Act. The Company is asking for shareholder approval of Proposal Fourteen, which amends and restates the Company's Bylaws. It should be noted that, if Proposal Four is adopted, the Board of Directors will be authorized to approve future amendments of the Company's Bylaws without the approval of shareholders. Proposal Four will provide the Board of Directors with the authority to amend any provision of the amended and restated Bylaws proposed to be adopted pursuant to Proposal Fourteen.

Vote Required

        Approval of Proposal Four requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to provide the Board with the authority to adopt, amend, alter and repeal the Company's Bylaws.

 PROPOSAL FIVE:

APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION
TO MODIFY CERTAIN PROVISIONS RELATING TO THE TERMS OF DIRECTORS

        Our Board of Directors is requesting that shareholders approve amendments to the Articles of Incorporation that will modify certain provisions relating to terms of the Board members.

Purpose and Effect of Proposed Amendments

        Article IX of the Articles of Incorporation provides, in pertinent part, the following:

    The Board of Directors shall be and is divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third Annual Meeting following the Annual Meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the Annual Meeting of Shareholders in 1985; each initial director in Class II shall hold office until the annual meeting of Shareholders in 1986; and each initial director in Class III shall hold office until the Annual Meeting of Shareholders in 1987.

        Our Board of Directors believes that the Articles of Incorporation do not adequately address the terms of directors elected to office by shareholders or appointed to fill vacancies on the Board. As a result, the Board believes that it is necessary to modify the foregoing provision in order to clarify the terms of the directors, including the initial terms of the directors that we are asking shareholders to elect under Proposal One. Accordingly, the Board proposes to replace the foregoing provision in its entirety with the following text:

    The Board of Directors shall be divided into three classes as nearly equal in number as may be feasible, hereby designated as Class I, Class II and Class III, with the term of office of one class expiring at each annual meeting. Each director shall be elected to serve a term ending at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until his or her earlier death, resignation or removal; provided, however, that (i) the directors in Class I at the time of the effectiveness of these Restated Articles shall serve for a term ending on the Corporation's first annual meeting of shareholders following the effectiveness of these Restated Articles, (ii) the directors in Class II at the time of the effectiveness of these Restated Articles shall serve for a term ending on the Corporation's second annual meeting of shareholders following the effectiveness of these Restated Articles and (iii) the directors in Class III at the time of the effectiveness of these Restated Articles shall serve for a term ending on the Corporation's third annual meeting of shareholders following the effectiveness of these Restated Articles. When a vacancy on the Board of Directors is filled, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds (or shall complete the term of the class of directors in which the new directorship was created). Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been elected and qualified or until such director's earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office. When the number of directors is changed, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, and any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible.

    It should be noted that, pursuant to Proposals Ten and Thirteen, future amendments of this section of the Restated Articles of Incorporation would require the approval of at least three-fourths (75%) of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders.

Vote Required

        Approval of Proposal Five requires the affirmative vote of three-fourths (75%) of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to modify certain provisions relating to the terms of Board members.

 PROPOSAL SIX:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION THAT
ELIMINATES PERSONAL LIABITIY, TO THE EXTENT PERMITTED BY LAW, OF THE
COMPANY'S DIRECTORS AND OFFICERS, AND PROVIDES FOR THE INDEMNIFICATION
OF ITS DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

        Our Board of Directors is requesting that shareholders approve an amendment to the Articles of Incorporation that will eliminate personal liability, to the extent permitted by law, of our directors and officers and provide for the indemnification of our directors, officers, employees, fiduciaries or agents.

Purpose and Effect of the Proposed Amendment

        The Revised Act permits the exculpation of directors and officers and the indemnification of directors, officers, employees, fiduciaries and agents. In addition, the articles of incorporation of public companies commonly provide exculpation and indemnification of their directors, officers and other persons. Our Board of Directors believes that providing exculpation and indemnification is an important factor in attracting and retaining highly qualified individuals to serve as directors and officers of the Company and in other capacities and motivating such individuals to devote their maximum efforts toward the advancement of the Company and its business. Although the Articles of Incorporation provide some limitation of liability of our directors and officers with respect to contracts, our Board of Directors believes that it is inadequate in providing the necessary incentives to attract and retain highly qualified individuals to serve as directors and officers of the Company. As a result, we propose to remove in its entirety the following provision from the Articles of Incorporation:

    No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or may become an officer or a director of this Corporation is hereby relieved from liability that might otherwise obtain in the event that such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

        If approved, the proposed amendment will amend the Articles of Incorporation to replace the foregoing provision with following text:

    To the fullest extent permitted by the Revised Act or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director or officer. The Corporation is authorized to indemnify and advance expenses to its directors, officers, employees, fiduciaries, or agents to the fullest extent permitted by law. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these Restated Articles, as amended from time to time, inconsistent with this Article X shall adversely affect any right or protection of a director, officer, employee, fiduciary, or agent of the Corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

        The proposed amendment is intended to make exculpation of directors and officers a mandatory obligation of the Company. On the other hand, indemnification would only be permissive, unless indemnification is otherwise mandatory under applicable law. As a result, the Board of Directors would have the authority to determine whether or not to indemnify or advance expenses to a director, officer, employee, fiduciary or agent based on the particular set of circumstances. However, the Company may enter into separate indemnification agreements with its directors and officers, which would require mandatory indemnification of such directors and officers in all circumstances to the fullest extent permitted by law.

Vote Required

        Approval of Proposal Three requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to provide the exculpation of directors and officers and the indemnification of our directors, officers, employees, fiduciaries and agents.

 PROPOSAL SEVEN:

APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO INCREASE
THE AUTHORIZED SHARES OF COMMON STOCK AND TO CLARIFY CERTAIN RIGHTS AND
PREFERENCES OF COMMON STOCK

        Our Board of Directors is requesting that shareholders approve amendments to our Articles of Incorporation that will increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and to clarify certain rights and preferences of Common Stock.

Purpose of the Proposed Amendments

        The authorized capital of the Company currently consists of 20,000,000 shares of Common Stock. Due to the proposed authorization of Preferred Stock pursuant to Proposal Eight, if the Company issues preferred shares convertible into Common Stock, the number of shares of Common Stock currently authorized may be insufficient to permit the full conversion of such preferred shares into Common Stock, the issuance of up to 750,000 shares of Common Stock issuable upon exercise of equity awards that may be granted under the 2009 Stock Incentive Plan, which we are asking shareholders to approve under Proposal Fifteen, and the issuance of Common Stock in any other capital raising activities.

        The proposed amendments will also allow the Company to maintain sufficient shares of Common Stock for future business and financial purposes. Authorized but unissued shares of Common Stock may be used by the Company for any purpose permitted under the Revised Act, including but not limited to, paying stock dividends to shareholders, raising capital, providing equity incentives to employees, officers and directors, and entering into transactions that the Board believes provide the potential for growth and profit. Furthermore, future acquisitions may be a key component of growth and, from time to time, consideration for acquisitions may include the issuance of Common Stock. Other than the conversion of Preferred Stock and Common Stock issuable upon exercise of equity awards that may be granted under the 2009 Stock Incentive Plan, the Company currently has no arrangements, agreements or understandings for the issuance or use of the additional shares of Common Stock proposed to be authorized.

        The proposed amendments are also intended to clarify the rights and preferences of Common Stock as it relates to Preferred Stock, which we are asking shareholders to authorize under Proposal

Eight. Our Board of Directors proposes a modification to include a new Subparagraph A to read in its entirety as follows:

    The preferences, limitations and relative rights of each class of shares (to the extent established hereby), and the express grant of authority to the Board of Directors to amend these Articles of Incorporation to divide the Preferred Shares into series, to establish and modify the preferences, limitations and relative rights of each Preferred Share, and to otherwise impact the capitalization of the Corporation, subject to certain limitations and procedures and as permitted by Section 602 of the Revised Act, are as follows:

    A.    Common Shares.

            1.     Voting Rights.    Except as otherwise expressly provided by law or in this Article IV, each outstanding Common Share shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the Corporation.

            2.     Liquidation Rights.    Subject to any prior or superior rights of liquidation as may be conferred upon any Preferred Shares, and after payment or provision for payment of the debts and other liabilities of the Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Shares then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Shares, on a pro rata basis, according to the number of shares of Common Shares held by them.

            3.     Dividends.    Dividends may be paid on the outstanding shares of Common Shares as and when declared by the Board of Directors, out of funds legally available therefor; provided, however, that no dividends shall be made with respect to the Common Shares until any preferential dividends required to be paid or set apart for any shares of Preferred Shares have been paid or set apart.

            4.     Residual Rights.    All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in any amendment hereto or thereto shall be vested in the Common Shares.

Effect of the Proposed Amendment

        The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present shareholders. The additional 30,000,000 shares to be authorized will be a part of the existing class of Common Stock and, if and when issued, would have the same rights and preferences as the shares of Common Stock presently issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. Accordingly, the issuance of additional shares of Common Stock for corporate purposes, other than a stock split or stock dividend, could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance. However, as noted above, other than the conversion of Preferred Stock and Common Stock issuable upon exercise of equity awards that may be granted under the 2009 Stock Incentive Plan, the Company currently has no arrangements, agreements or understandings for the issuance or use of the additional shares of Common Stock proposed to be authorized.

        As discussed above, authorized but unissued shares of Common Stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company.

Vote Required

        Approval of Proposal Seven requires the affirmative vote of a majority of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and to clarify certain rights and preferences of Common Stock.

 PROPOSAL EIGHT

APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO CREATE A
NEW CLASS OF STOCK DESIGNATED AS PREFERRED STOCK AND TO AUTHORIZE
THE ISSUANCE OF UP TO 10,000,000 SHARES OF PREFERRED STOCK

        Our Board of Directors is requesting that shareholders approve amendments to our Articles of Incorporation that will create a new class of stock designated as Preferred Stock and authorize the issuance of up to 10,000,000 shares of Preferred Stock.

Purpose of the Proposed Amendment

        The Articles of Incorporation authorize the issuance of only Common Stock and do not authorize the issuance of any class of preferred stock. Many public companies have authorized one or more classes of preferred stock in their articles of incorporation. Preferred stock is generally defined to mean any class of equity securities which has a preference over common stock in terms of dividends or claims on a company's assets on liquidation. Among other advantages, preferred stock can provide companies like Nature's Sunshine with a less expensive source of funding for corporate ventures.

        While the Company at the present time has no plan or intention for the issuance of Preferred Stock, the Board of Directors believes that it is advisable to create a class of preferred stock to provide the flexibility to use our capital stock in the best interests of our shareholders. These preferred shares may be used for various purposes including, without limitation, raising additional capital through the sale of preferred shares, acquiring another company or business or assets in exchange for shares of preferred stock, establishing strategic relationships with corporate partners who are compensated with preferred shares, providing equity incentives to employees, officers or directors or pursing other matters as the Company deems appropriate. The terms of a new series of preferred shares may provide for the conversion of such shares into Common Stock. As the terms of a new series of preferred shares will not be determined until such time as they are issued, if ever, the rate at which such series of preferred shares may convert into Common Stock is unknown. We are asking under Proposal Seven that the shareholders approve an increase in the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 so that there exists a sufficient number of shares of Common Stock into which shares of Preferred Stock could be converted if necessary.

        Should the creation of a class of preferred shares be approved by our shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of preferred shares, except as may be required by applicable law or the terms of any series of outstanding preferred shares, and the terms of any such preferred shares will have the rights and preferences determined by the Board of Directors. Accordingly, our Board of Directors proposes a modification to the capitalization clause to include a new Subparagraph B to read in its entirety as follows:

    B.    Preferred Shares.

    The Board of Directors, without shareholder action, may amend the Corporation's Articles of Incorporation, pursuant to the authority granted to the Board of Directors by Subsection 1002(1)(e) and within the limits set forth in Section 16-10a-602 of the Revised Act, to do any of the following:

            1.     designate and determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Shares before the issuance of any shares of Preferred Shares;

            2.     create one or more series of Preferred Shares, fix the number of shares of each such series (within the total number of authorized shares of Preferred Shares available for designation as a part of such series), and designate and determine, in whole or in part, the preferences, limitations and relative rights of each series of Preferred Shares all before the issuance of any shares of such series;

            3.     alter or revoke the preferences, limitations and relative rights granted to or imposed upon the Preferred Shares (before the issuance of any shares of Preferred Shares, or upon any wholly-unissued series of Preferred Shares); or

            4.     increase or decrease the number of shares constituting any series of Preferred Shares, the number of shares of which was originally fixed by the Board of Directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of Preferred Shares available for designation as a part of such series.

Effect of Proposed Amendment

        The holders of the Company's Common Stock do not have any preemptive or similar rights to purchase any shares of preferred stock. Although the creation of a class of preferred stock will not, in and of itself, have any immediate effect on the rights of holders of the Common Stock, the issuance of shares of one or more series of preferred shares could, depending on the nature of the rights and preferences granted by the Board of Directors to the newly issued series of preferred shares, affect the holders of the Common Stock in a number of respects, including, without limitation the following:

  •
  if the Board of Directors issues preferred shares with voting rights, such shares would dilute the voting power of holders of the Common Stock;

  •
  by reducing the amount otherwise available for the payment of dividends on (and or restricting the payment of dividends on) the Common Stock, to the extent dividends are payable on shares of a new series of preferred shares;

  •
  in the event a new series of preferred shares provided for the conversion of such shares into the Common Stock and the conversion was deemed to be below the fair market value of the Common Stock, such a series of preferred shares could serve to decrease the prospective market price of the Common Stock;

  •
  by reducing the amount otherwise available for payment upon liquidation of the Company to the holders of the Common Stock, to the extent of any liquidation preference on a new series of preferred stock; and

  •
  by diluting the earnings per share and book value per share of the outstanding shares of the Common Stock and preferred shares.

        Similar to the anti-takeover effect of authorized but unissued shares of Common Stock, the availability of additional authorized preferred shares could enable the Board of Directors to make more difficult, discourage or prevent an attempt to obtain control of the Company by merger, tender offer, proxy contest or other reasons. For example, the Board of Directors could issue preferred shares defensively on favorable terms in response to a takeover attempt. Such issuance could deter the types of transactions which may be proposed or could discourage or limit the participation of Common Stock in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions are favored by the majority of the Company's shareholders, and could enhance the ability of the Company's officers and directors to retain their positions. Similarly, privately placing preferred shares could create voting impediments or frustrate persons seeking to effect a merger or to otherwise gain control of the Company. For example, the Board of Directors in their discretion could issue preferred shares convertible into a greater number of shares of Common Stock than would result from a one-for-one conversion.

Vote Required

        Approval of Proposal Eight requires the affirmative vote of a majority of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal. Since a proposal concerning the authorization of preferred stock is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Eight.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to create a new class of designated as preferred stock and authorize the issuance of up to 10,000,000 shares of Preferred Stock.

 PROPOSAL NINE:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
TO REQUIRE A SHOWING OF CAUSE FOR SHAREHOLDERS TO REMOVE DIRECTORS

        Our Board of Directors is requesting that shareholders approve an amendment to our Articles of Incorporation that will require a showing of cause for shareholders to remove directors.

Purpose and Effect of the Proposed Amendment

        Section 16-10a-808 of the Revised Act provides that shareholders may remove one or more directors with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. Although Article IX of the Articles of Incorporation provides that a director may be removed upon the vote of at least three-fourths (75%) of the then issued and outstanding capital shares of the Company, it currently does not prohibit shareholders from removing directors without cause. As a result, our Board of Directors proposes to remove in its entirety the following provision from the Articles of Incorporation:

    Directors shall only be subject to removal before their term has expired upon the vote of at least three-fourths (75%) of the then issued and outstanding capital shares of the Corporation.

        If approved, the proposed amendment will amend the Articles of Incorporation to replace the foregoing provision with following text:

    The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. Notwithstanding the preceding sentence, directors may only be removed for cause and upon the affirmative vote of at least three-fourths (75%) of the shares then entitled to vote at an election of directors.

        One effect of the proposed amendment is to make it more difficult for holders of three-fourths (75%) of the then issued and outstanding capital shares of the Company to remove Directors, even if they deem it to be in their best interest to do so. Our Board of Directors believes that eliminating the ability of shareholders to remove directors without cause will promote the stability and continuity of leadership and maintain the integrity of a classified board. In addition, we are asking shareholders to authorize the Board of Directors to fix the number of Board members and to fill vacancies on the Board under Proposal Twelve. If Proposal Twelve is adopted, the Board will be entitled to expand the size of the Board of Directors and fill any resulting vacancies, and the shareholders will not be entitled to remove such newly appointed directors without cause until the new directors next stand for election.

        The proposed amendment should also render more difficult, and may discourage, an attempt to acquire control of the Company without the approval of the Board and the Company's management. For example, the proposed amendment will impede someone who acquires voting control of the Company immediately to remove the incumbent directors who may oppose such person and to replace them with directors supporting their agenda, and will instead require such person to demonstrate cause for removal of an incumbent director or replace incumbent directors as their terms expire over a period of up to three years.

        It should be noted that, pursuant to Proposals Ten and Thirteen, future amendments of this section of the Restated Articles of Incorporation would require the approval of at least three-fourths (75%) of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders.

Vote Required

        Approval of Proposal Nine requires the affirmative vote of three-fourths (75%) of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal. Since a proposal concerning the shareholder voting requirements is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Nine.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to prohibit shareholder removal of directors without cause.

 PROPOSAL TEN:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO REQUIRE
SHAREHOLDERS TO ACT BY SHAREHOLDER MEETING AND NOT BY WRITTEN CONSENT

        Our Board of Directors is requesting that shareholders approve an amendment to our Articles of Incorporation that will require shareholders to act by shareholder meeting and not by written consent.

Purpose and Effect of the Proposed Amendment

        Under Section 16-10a-704 of the Revised Act, unless otherwise provided in a company's articles of incorporation, any action required or permitted to be taken by shareholders at a meeting may be taken without notice, without a meeting and without a shareholder vote if a written consent setting forth the action to be taken is signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Our Restated Charter does not currently address shareholder action by written consent. Consequently, we propose a modification to the Articles of Incorporation to include a new Article to read in its entirety as follows, which will eliminate the ability of shareholders to act by written consent:

    The shareholders of the Corporation are not permitted to take action without a meeting of shareholders held and noticed in accordance with the bylaws of the Corporation. Any action taken by shareholders by written consent without a meeting shall be null and void. Nothing in this Article VII shall affect the validity of any shareholder action taken prior to the adoption of these Restated Articles.

        The proposed amendment is intended to give all shareholders of the Company the opportunity to participate in determining any proposed action of shareholders and to allow the Board the opportunity to give advance consideration to, and to give the shareholders its recommendation with respect to, any such proposed action. The Board believes that it is appropriate to prevent the holders of a majority of outstanding voting securities from taking unannounced action and from using the written consent procedure to take action affecting the rights of all of shareholders without such action being fully considered by all of shareholders at a formal meeting of shareholders. The proposed amendment will therefore prevent shareholders from taking action other than at an annual or special meeting of shareholders.

        The proposed amendment is also intended to protect the Company and its shareholders from unfair or coercive takeover tactics. As part of a hostile takeover attempt, hostile bidders often attempt to force a response by the target company through threats or attempts to secure shareholder action without a meeting, which may not provide the board of directors of the target company with a reasonable opportunity to consider whether such hostile bid or shareholder proposal is in the best interests of the shareholders of the target company. The proposed amendment is intended to eliminate the Company's vulnerability to such tactics and to ensure that appropriate takeover bids for the Company can be considered in a deliberate, proper and fully informed manner. The proposal, if approved, may be disadvantageous to shareholders to the extent that it has the effect of delaying or discouraging a future takeover attempt that is not approved by the Board, but which a majority of shareholders may deem to be in their best interests.

        In addition to the proposed amendment, we are asking the shareholders to approve Proposal Eleven, which would require approval of the holders of at least a majority of the total outstanding shares of the Company to adopt, amend or repeal the Bylaws, and Proposal Thirteen, which would require the holders of at least a majority or three-fourths (75%) of the total outstanding shares of the Company to adopt, amend or repeal certain provisions of the Restated Articles of Incorporation. If the Charter Amendments are approved, the Bylaws and the provisions of the Restated Articles of Incorporation identified in Proposal Thirteen could not be adopted, amended or repealed without convening a shareholder meeting. Requiring the shareholders to be represented in person or by proxy at a meeting of the shareholders in order to effect such changes to the Bylaws and Restated Articles of Incorporation, rather than allowing the shareholders to take the same actions by written consent, may make altering the Bylaws or Restated Articles of Incorporation more difficult.

        It should also be noted that, pursuant to this Proposal Ten and Proposal Thirteen, future amendments of this section of the Restated Articles of Incorporation would require the approval of at least a majority of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders.

Vote Required

        Approval of Proposal Ten requires the affirmative vote of a majority of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal. Since a proposal concerning the shareholder voting requirements is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Ten.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to eliminate the ability of shareholders to act by written consent.

 PROPOSAL ELEVEN:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO ENHANCE
SHAREHOLDER VOTING REQUIREMENTS TO ADOPT, AMEND OR REPEAL
THE COMPANY'S BYLAWS

        Our Board of Directors is requesting that shareholders approve an amendment to our Articles of Incorporation that will require approval of at least a majority of the total outstanding capital shares of the Company to adopt, amend or repeal our Bylaws.

Purpose and Effect of the Proposed Amendment

        Section 16-10a-1020 of the Revised Act provides that a company's shareholders may amend its bylaws at any time, even though the bylaws may also be amended at any time by the board of directors. Our Restated Charter does not currently address shareholder actions to adopt, amend or repeal our Bylaws. As a result, changes to our Bylaws may be implemented by our shareholders at a meeting of shareholders in which a quorum is present and the votes cast in favor of a proposed amendment to the Bylaws exceeds the votes cast against such proposal. Our Board of Directors believes that it is advisable to enhance the shareholder approval requirements to adopt, amend or repeal our Bylaws by requiring the approval of at least a majority of the outstanding capital shares of the Company.

        If approved, the proposed amendment will amend the Articles of Incorporation to add a new Article to read, in pertinent part, as follows:

    The shareholders of the Corporation may only adopt, amend or repeal bylaws with the affirmative vote of the holders of at least a majority of the Corporation's shares then outstanding and entitled to vote on the amendment, or such greater percentage as may otherwise be set forth in the bylaws.

        The proposed amendment is intended to protect the Company and its shareholders from unfair or coercive takeover tactics. As part of a hostile takeover attempt, hostile bidders may acquire equity securities of a company and attempt to change provisions in the bylaws with respect to shareholder proposals and shareholder nominations to the board of directors in order to facilitate a takeover. The proposed amendment is intended to reduce the Company's vulnerability to such tactics. The proposal, if approved, may be disadvantageous to shareholders to the extent that it has the effect of impeding corporate governance changes that may be beneficial to all shareholders.

        As stated above, we are also asking the shareholders to approve Proposal Ten, which would require the Company to hold a shareholder meeting in order for any action by shareholders to be properly approved. If the Charter Amendments are approved, the Bylaws could not be adopted, amended or repealed by the shareholders without convening a meeting at which the holders of at least a majority of the outstanding shares are represented in person or by proxy. Requiring shareholders representing at least a majority of the outstanding shares to be represented in person or by proxy at a meeting of the shareholders in order to effect changes to the Bylaws, rather than allowing the holders of at least a majority of the outstanding shares to change the Bylaws by written consent, may make altering the Bylaws by the shareholders more difficult.

        The Company is asking for shareholder approval of Proposal Fourteen, which amends and restates the Company's Bylaws. It should be noted that if Proposal Ten is adopted, future amendments of the Bylaws by the shareholders would require the approval of at least a majority of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders, and, if Proposal Four is adopted, the Board of Directors will be authorized to approve future amendments of the Company's Bylaws without the approval of shareholders. In addition, and in accordance with Proposal Thirteen, if also adopted, future amendments to this section of the Restated Articles of Incorporation will require the approval of at least a majority of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders.

Vote Required

        Approval of Proposal Eleven requires the affirmative vote of a majority of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal. Since a proposal concerning the shareholder voting requirements is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Eleven.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to require approval of a majority of the total outstanding shares of capital stock to adopt, amend or repeal our Bylaws.

 PROPOSAL TWELVE:

APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO
AUTHORIZE THE BOARD TO FIX THE NUMBER OF BOARD MEMBERS AND TO FILL
VACANCIES ON THE BOARD

        Our Board of Directors is requesting that shareholders approve amendments to our Articles of Incorporation that will exclusively authorize the Board of Directors to fix the number of Board members from time to time and to fill vacancies on the Board.

Purpose and Effect of the Proposed Amendments

        Article IX of the Articles of Incorporation provides that the number of directors constituting the entire Board shall be not less than three nor more than nine directors, as fixed from time to time by the Board of Directors of the Company. The proposed amendments would change this provision to provide that the number of directors constituting the Board of Directors shall be fixed from time to time exclusively by a vote of a majority of the Board of Directors. In addition, the proposed amendments will provide the Board with the exclusive power to fill any vacancies on the Board by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.

        If approved, the proposed amendments will amend Article IX of the Articles of Incorporation to remove the first sentence in its entirety and replace it with the following text:

    The number of directors to constitute the whole Board of Directors shall be such number as shall be fixed from time to time exclusively by a resolution adopted by a majority of the Board of Directors. Any vacancy in the Board of Directors, whether because of death, resignation, disqualification, an increase in the authorized number of directors, removal, or any other cause, may be filled exclusively by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.

        The proposed amendments are intended to provide the Board with greater flexibility to manage the Company. For example, should we identify an exceptional person for the Board of Directors, this would enable our Board to respond efficiently by expanding the Board and filling the resulting vacancy with such person, without having to incur the expense and delay of holding a meeting of shareholders for the election of such person. In addition, because the Board would have the sole power and authority to increase or decrease the number of directors and fill any vacancies resulting from an increase, these changes together would allow the Board to fill vacancies with directors who support the agenda of the incumbent directors in the face of a takeover threat. We are also asking shareholders to approve Proposal Nine, which would prevent the shareholders from removing a director from the Board without cause. If the Charter Amendments are approved, the Board will be able to appoint a new director to fill a vacancy, which may have been created by the Board, and the shareholders will not be able to remove the director from the Board prior to the normally-scheduled election for such director unless cause for such removal exists.

        It should be noted that, pursuant to Proposals Ten and Thirteen, future amendments of this section of the Restated Articles of Incorporation would require the approval of at least three-fourths (75%) of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders.

Vote Required

        Approval of Proposal Twelve requires the affirmative vote of three-fourths (75%) of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposal. Since a proposal concerning changes to the board of directors is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Twelve.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to exclusively authorize the Board of Directors to fix the number of Board members from time to time and to fill vacancies on the Board.

 PROPOSAL THIRTEEN:

APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND BYLAWS
TO ENHANCE SHAREHOLDER VOTING REQUIREMENTS TO ALTER, AMEND OR
REPEAL CERTAIN PROVISIONS

        Our Board of Directors is requesting that shareholders approve amendments to the Articles of Incorporation and the Bylaws that will enhance the shareholder voting requirements to alter, amend or repeal certain provisions of the Articles of Incorporation and the Bylaws.

Purpose and Effect of the Proposed Amendments

        Section 16-10a-1003 of the Revised Act permits a company's board of directors to propose amendments to its articles of incorporation, subject to shareholder approval. Other than amendments to create dissenters' rights and amendments that materially and adversely affect rights of existing shares, Section 16-10a-1003 requires that, if a quorum is present, the shareholder votes cast in favor of a proposed amendment must exceed the votes cast against the proposal, unless the articles of incorporation or the Revised Act requires a greater number of affirmative votes. Our Board of Directors believes that the Restated Charter does not adequately address amendments to the Articles of Incorporation, especially in light of the changes contemplated by the other Charter Amendments.

Accordingly, we propose to amend the Articles of Incorporation to add a new Article to read in its entirety as follows:

    The Corporation reserves the right to amend these Restated Articles in any manner provided herein or permitted by the Revised Act, and all rights and powers, if any, conferred herein on shareholders, directors and officers are subject to the reserved power. Notwithstanding the foregoing, without the affirmative vote of the holders of record of a majority of the Corporation's shares then outstanding and entitled to vote on the amendment, the Corporation shall not alter, amend or repeal Article VII, Article VIII or Article IX. Notwithstanding anything to the contrary in these Restated Articles, Article VI shall not be subject to amendment or repeal, either directly or through or by amendment of this Article IX, without the affirmative vote of the holders of record of at least three-fourths (75%) of the Corporation's shares then issued and outstanding and entitled to vote on the amendment.

        If approved, the proposed amendments to the Articles of Incorporation will expressly reserve the Company's right to further amend the Articles of Incorporation, subject to shareholder approval as prescribed in the Articles of Incorporation or permitted by the Revised Act. The articles of incorporation of public companies commonly include similar reservation of such rights. The proposed amendments will also increase shareholder approval requirements by requiring approval of at least a majority of the total outstanding capital shares of the Company to alter, amend or repeal the provisions that we are asking shareholders to approve under Proposals Ten, Eleven and Thirteen, while requiring the approval of at least three-fourths (75%) of the total outstanding capital shares to alter, amend or repeal the provisions that we are asking shareholders to approve under Proposals Five, Nine and Twelve. Our Board of Directors believes that these Articles are particularly important to the Company's ability to maintain the continuity of the Board and as a result warrant the enhanced shareholder voting requirements.

        In order to prevent any potential conflict with the proposed amendments to the Articles of Incorporation, our Board of Directors proposes to amend the Bylaws to mirror the same enhanced shareholder voting requirements (i.e., approval of at least three-fourths (75%) of the total outstanding capital shares) to alter, amend or repeal the corresponding provisions in the Bylaws that relate to Proposals Five, Nine and Twelve. If the enhanced shareholder voting requirements are approved, the Bylaws of the Company will also be amended to comport with the Articles of Incorporation.

        The proposed amendments to the Articles of Incorporation and the Bylaws are intended to render more difficult an attempt to acquire control of the Company without the approval of the Company's Board and management. Generally, the proposed amendments would make it more difficult, by raising the vote required, for someone who acquires voting control of the Company to remove immediately one or more of the incumbent directors who may oppose such person and to replace them with more friendly directors or modify the provisions of the Articles of Incorporation or the Bylaws regarding the number, term and classification of the Board.

        We are also asking the shareholders to approve Proposal Ten, which would require the Company to hold a shareholder meeting in order for any action by shareholders to be properly approved. If the Charter Amendments are approved, provisions of the Restated Articles of Incorporation related to Proposals Ten, Eleven and Thirteen could not be adopted, amended or repealed without convening a shareholder meeting at which the holders of at least a majority of the outstanding shares are represented in person or by proxy, and provisions of the Restated Articles of Incorporation related to Proposals Five, Nine and Twelve could not be adopted, amended or repealed without convening a shareholder meeting at which the holders of at least three-fourths (75%) of the outstanding shares are represented in person or by proxy. Requiring shareholders representing at least a majority or three-fourths (75%) of the outstanding shares to be represented in person or by proxy at a meeting of the shareholders in order to effect certain changes to the Restated Articles of Incorporation, rather than allowing the holders of at least a majority of the outstanding stock to alter the Restated Articles of Incorporation by written consent, may make amending the Restated Articles of Incorporation by the shareholders more difficult.

Vote Required

        Approval of Proposal Thirteen requires the affirmative vote of three-fourths (75%) of the total outstanding shares of Common Stock. Abstentions will count as votes AGAINST the proposed amendments in Proposal Thirteen. Since a proposal concerning the shareholder voting requirements is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Thirteen.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation and the Bylaws to enhance shareholder voting requirements.

 PROPOSAL FOURTEEN:

APPROVAL OF AMENDMENT AND RESTATEMENT OF BYLAWS

        Our Board of Directors is requesting that shareholders approve an amendment and restatement of the Company's Bylaws in order to (i) add advance notice requirements and procedures governing how shareholders can bring a shareholder proposal before an annual meeting and nominate persons for election as directors, (ii) harmonize the Bylaws with the changes proposed to be made to the Articles of Incorporation in order to prevent any potential conflict with the Articles of Incorporation and (iii) make other changes to update the Bylaws to current Utah law and make other minor clarifying and stylistic revisions to various provisions of the Bylaws, including those relating to special meetings, authority of director committees and indemnification procedures. The complete text of the Amended and Restated Bylaws is contained in Appendix B in this proxy statement. You are urged to read Appendix B in its entirety, as the discussion in the summary of the proposed amendments is qualified in its entirety by reference to Appendix B.

Purpose and Effect of the Proposed Amendments

        Under Section 16-10a-1020 of the Revised Act and Article 10 of the Bylaws, the Board of Directors may amend the Bylaws, without shareholder approval. However, given that several of the changes proposed to the Bylaws relate to the anti-takeover provisions in the Charter Amendments, our Board of Directors determined that it was advisable to submit for shareholder approval the amendment and restatement of the Bylaws together with the Charter Amendments. The effectiveness of Proposal Fourteen is therefore contingent on the approval of the Charter Amendments by our shareholders.

        Our Board of Directors believes that it is in the Company's best interest to implement bylaw provisions to require that shareholders give advance notice of an intention to nominate persons for election as directors or to submit proposals at a shareholder meeting. If approved, the proposed amendments to the Bylaws will generally require, among other things, that:

  •
  Nominations to our Board of Directors must be made by timely notice in writing to our Corporate Secretary. To be timely, a shareholder's notice must be received at our principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior the anniversary date of the immediately preceding annual meeting. If no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the such anniversary date, then notice must be received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the meeting was made by the Company. In the event of a special meeting of shareholders for the purpose of electing directors, to be timely, a shareholder's notice must be received at our principal executive offices no earlier than one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting, or if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made.

  •
  Shareholder proposals to be brought before an annual meeting must be made by timely notice in writing to our Corporate Secretary. To be timely, a shareholder's notice must be received at our principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting. If no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after such anniversary date, then notice must be received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the meeting was made by the Company.

  •
  The advance notice requirements are separate from and in addition to the SEC's own requirements that a shareholder must meet in order for the Company to be required to include a shareholder's proposal in the proxy statement.

  •
  A shareholder demand to call a special meeting of shareholders must be made by timely notice in writing to our Corporate Secretary. To be timely, such demand must be delivered to, or mailed and received at, our principal executive offices not later than the sixtieth (60th) day following the record date.

        Our Board of Directors believes that the procedures for the proposal of business at meetings of shareholders will enable the presiding officer to run an orderly meeting, notwithstanding the presentation of contested business. In addition, the requirement of advance notice and information, both for business to be presented at the meeting and for the nomination of candidates for election as directors, will give the Board the time and information needed to consider the proposed business or candidates, to inform our shareholders, and, if appropriate, to give shareholders the benefits of the Board's recommendations. However, shareholders should be aware that the proposed advance notice requirements will preclude a nomination for the election of directors or the conduct of business at a particular annual meeting if the procedures are not followed correctly.

        The proposed advance notice requirements may also serve to protect against unsolicited takeover proposals or attempts to gain control of our Board of Directors, and will also ensure that the Company has adequate time to prepare for any contested election of directors. In addition to the proposed advanced notice requirements, other proposed amendments to the Bylaws may have similar anti-takeover effects as the Charter Amendments. For example, the proposed amendments to the Bylaws generally provide, among other things, that:

  •
  Shareholders will not be permitted to take action without a meeting of shareholders, and any action taken by shareholders by written consent shall be null and void. See also Proposal Ten.

  •
  Amendments to the Bylaws shall be governed by the Articles of Incorporation. See also Proposal Eleven.

  •
  Vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. See also Proposal Twelve.

Effectiveness of Amended and Restated Bylaws

        If approved, the amendment and restatement of the Company's Bylaws will become effective upon the effectiveness of the Company's Amended and Restated Articles of Incorporation. We are also asking shareholders to approve Proposal Ten, which would require future amendments of the Bylaws by the shareholders to be approved by at least a majority of the outstanding shares of the Company voting in person or by proxy at a meeting of the shareholders, and Proposal Four, which would allow the Board of Directors to approve future amendments of the Company's Bylaws without the approval of shareholders.

Vote Required

        Approval of Proposal Fourteen requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to amend and restate the Company's Bylaws.

 PROPOSAL FIFTEEN:

ADOPTION OF NATURE'S SUNSHINE PRODUCTS, INC. 2009 STOCK INCENTIVE PLAN

        Our Board of Directors is requesting that shareholders approve the implementation of the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan, under which 750,000 shares of Common Stock will be reserved for issuance. The 2009 Stock Incentive Plan was adopted by our Board of Directors on September 24, 2009, subject to shareholder approval at the Annual Meeting.

        Our 1995 Stock Option Plan expired in 2005, and no options have been granted under this plan since its termination. Our Board of Directors approved non-plan option grants to certain executive officers and director level employees on March 15, 2007. We have not granted any equity awards to any of our employees or other service providers since March 15, 2007. However, we strongly believe that incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we are proposing the implementation of the 2009 Stock Incentive Plan. We have structured the 2009 Stock Incentive Plan to provide us with more flexibility in designing equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance awards. Accordingly, with the 2009 Stock Incentive Plan, we will have a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals.

Summary Description of 2009 Stock Incentive Plan

        The following is a summary of the principal features of the 2009 Stock Incentive Plan. This description is intended to be a summary of the material provisions of the 2009 Stock Incentive Plan. It does not purport to be a complete description of all the provisions of the 2009 Stock Incentive Plan and is qualified in its entirety by reference to the complete text of the 2009 Stock Incentive Plan, which is contained in Appendix C in this proxy statement.

        Administration.    The Compensation Committee of our Board of Directors will have the exclusive authority to administer the 2009 Stock Incentive Plan. The term "plan administrator," as used in this summary, will mean such committee. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the types of awards to be granted to each participant, the number of shares to be covered (or the method by which payments or other rights to be calculated in connection with) each award and the terms and conditions of any award, including the vesting provisions of an award. The plan administrator may grant awards under the 2009 Stock Incentive Plan for no cash consideration or for any cash or other consideration as may be determined by the plan administrator or required by applicable law. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the 2009 Stock Incentive Plan or any other of our plans or the plans of an affiliate in the plan administrator's discretion. Awards granted under the 2009 Stock Incentive Plan may be settled in such form or forms as the plan administrator determines appropriate, including cash, shares of our common stock promissory notes, other securities or awards under the 2009 Stock Incentive Plan, other property or a combination of the foregoing methods, and may be made in a single payment or transfer, in installments or on a deferred basis as determined by the plan administrator.

        Eligibility.    Employees, officers, consultants, independent contractors and non-employee members of our Board of Directors in our employ or service or in the employ or service of our affiliates (whether now existing or hereafter established) will be eligible to participate in the 2009 Stock Incentive Plan. As of October 2, 2009, approximately 1,300 persons (including 6 executive officers and 7 non-employee members of the Board) were eligible to participate in the 2009 Stock Incentive Plan.

        Securities Subject to 2009 Stock Incentive Plan.    750,000 shares of our common stock will be reserved for issuance over the term of the 2009 Stock Incentive Plan. The number of shares of Common Stock available for granting incentive stock options, restricted stock and restricted stock units under the 2009 Stock Incentive Plan will not exceed 750,000, subject to adjustments for stock splits, stock dividends and similar transactions.

        Awards made under the 2009 Stock Incentive Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"):

  •
  No participant in the 2009 Stock Incentive Plan may receive options, stock appreciation rights or any other awards the value of which is based solely on an increase in the value of the shares after the grant date of the awards for more than 200,000 shares of our common stock in any single taxable year. No participant in the 2009 Stock Incentive Plan may receive any award that is denominated in shares and that vests based on one or more of the performance goals described below (including, without limitation, restricted stock or restricted stock units) for more than 200,000 shares of our common stock in any single taxable year. Such 200,000-share limitations are subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Shareholder approval of this proposal will also constitute approval of each of the 200,000-share limitations for purposes Section 162(m). Such limitations are intended to assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights or vesting of performance awards granted under the 2009 Stock Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

  •
  For awards denominated in cash (whether paid in cash, shares or other property and that vest based on one or more of the performance goals described below) no participant in the 2009 Stock Incentive Plan may receive awards with an aggregate dollar value in excess of one million dollars in any one taxable year, with such limitation to be measured at the time the award is made. Shareholder approval of this proposal will also constitute approval of that one million-dollar limitation for purposes of Section 162(m). Such limitation is intended to assure that any deductions to which we would otherwise be entitled upon the settlement of such awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

        The shares of Common Stock issuable under the 2009 Stock Incentive Plan may be drawn from shares of authorized but unissued Common Stock, treasury shares or from shares of Common Stock that we acquire, including shares purchased on the open market.

        Shares subject to outstanding awards under the 2009 Stock Incentive Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2009 Stock Incentive Plan. Any unvested shares issued under the 2009 Stock Incentive Plan that are subsequently forfeited or are otherwise reacquired by us will be added back to the number of shares reserved for issuance under the 2009 Stock Incentive Plan and will accordingly be available for subsequent issuance. If an award entitles a participant to receive or purchase shares, the number of shares covered by the award or to which the award relates will be counted on the grant date of such award against the aggregate number of shares of Common Stock available for issuance under the 2009 Stock Incentive Plan. For stock appreciation rights settled in shares of Common Stock, the aggregate number of shares for which the stock appreciation right is exercised, rather than the number of shares actually issued upon exercise, will be counted against the aggregate number of shares available for issuance under the 2009 Stock Incentive Plan. If an award does not entitle a participant to receive or purchase shares, or if an award is settled in cash, such awards will not reduce the number of shares of common stock available for issuance under the 2009 Stock Incentive Plan. Should shares of Common Stock otherwise issuable under the 2009 Stock Incentive Plan be withheld in satisfaction of the purchase or exercise price of an award or applicable withholding taxes incurred in connection with the award under the 2009 Stock Incentive Plan, then the number of shares of Common Stock available for issuance under the 2009 Stock Incentive Plan will be reduced by the gross number of shares issuable at that time under such award, calculated in each instance prior to any such share withholding.

        Valuation.    The fair market value per share of our Common Stock on any relevant date under the 2009 Stock Incentive Plan will be the closing sale price of our Common Stock on the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading. On October 2, 2009, the fair market value determined on such basis was $1.67 per share.

        Awards.    The 2009 Stock Incentive Plan provides for the following types of awards: incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance awards, stock awards and other stock-based awards.

        Stock options.    Eligible persons may be granted stock options to purchase shares of Common Stock. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100 percent of the fair market value of the option shares on the grant date, provided that the plan administrator may designate an exercise price below fair market value on the grant date (i) to the extent necessary or appropriate, as determined by the plan administrator, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (ii) if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with us or an affiliate. No granted option will have a term in excess of ten years. Payment of the exercise price of a stock option may be made in cash, shares of Common Stock or other securities owned by the participant, other awards granted under the 2009 Stock Incentive Plan or other property owned by the participant, delivery of a promissory note or a combination of the foregoing methods in the plan administrator's discretion. Alternatively, the plan administrator may permit a participant to exercise a stock option pursuant to a broker-assisted cashless exercise procedure or, with respect to the exercise of a non-statutory option, pursuant to a net exercise procedure.

        Stock appreciation rights.    A stock appreciation right granted under the 2009 Stock Incentive Plan allows the holder to exercise that right as to a specific number of shares of Common Stock and receive upon such exercise the excess of (i) the fair market value of the shares of Common Stock as to which that right is exercised over (ii) the aggregate grant price in effect for those shares. The grant price per share will not be less than 100 percent of the fair market value of the underlying shares on the grant date, provided that the plan administrator may designate a grant price below fair market value on the grant date (A) to the extent necessary or appropriate, as determined by the plan administrator, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or an affiliate. No granted stock appreciation right will have a term in excess of ten years. The plan administrator will determine the remaining terms and conditions of a stock appreciation right granted under the 2009 Stock Incentive Plan in its discretion, including the methods of exercise, dates of exercise and methods of settlement.

        Repricing Prohibition.    Without shareholder consent, the plan administrator may not reprice, adjust or amend the exercise price of stock options or grant price of stock appreciation rights previously awarded to any participant (except for adjustments for stock splits, stock dividends and similar transactions), whether through amendment, cancellation or any other means.

        Restricted Stock.    Shares of restricted stock may be awarded under the 2009 Stock Incentive Plan. The plan administrator will determine at the time of grant the restrictions to which shares of restricted stock will be subject, including the vesting schedule, any limitation on the right to vote the shares of restricted stock or the right to receive dividends or other property with respect to the shares of restricted stock. Shares of restricted stock will be issued when the awards are granted and will be evidenced in the manner determined by the plan administrator, including by book entry registration or issuance of a stock certificate. Unless otherwise determined by the plan administrator in its discretion, unvested shares of restricted stock will generally be forfeited upon termination of a participant's service.

        Restricted Stock Units.    Restricted stock units granted under the 2009 Stock Incentive Plan entitle the holder to receive shares of Common Stock underlying those units upon the lapse or waiver of restrictions specified by the plan administrator at the time the restricted stock units are granted. Upon termination of a participant's service, any unvested restricted stock units will be canceled, and the participant will have no further rights with respect to the canceled units or the underlying shares of Common Stock unless otherwise determined by the plan administrator in its discretion.

        Performance Awards.    Performance awards granted under the 2009 Stock Incentive Plan may be denominated or payable in cash, shares of Common Stock (including restricted stock and restricted stock units), other securities, other awards granted under the 2009 Stock Incentive Plan and will confer on the holder the right to receive payments upon the achievement of one or more objective performance goals over a specified performance period established by the plan administrator at the time of the grant of the award. Such goals may be based on one or more of the following criteria applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., our performance or the performance of a subsidiary, division, business segment or business unit) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the plan administrator. To the extent consistent with Section 162(m), the plan administrator may also exclude charges related to an event or occurrence which the plan administrator determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the our operations or not within the reasonable control of our management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

        Subject to the terms of the 2009 Stock Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the plan administrator.

        Performance awards granted to covered executive officers under Section 162(m) that are intended to be "qualified performance based compensation" will be conditioned solely on the achievement of one or more of the performance goals described above and will comply with the requirements of Section 162(m). Any such performance awards that vest will be paid no later than two and one-half months following the end of the performance period, unless the plan administrator permits such payments to be deferred in accordance with the applicable requirements of Code Section 409A. The plan administrator may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a performance award to a covered executive officer but may not exercise discretion to increase such amount. Upon termination of a covered executive's service due to death or permanent disability before the end of a performance period or after the performance period ends and before a performance award is paid, the plan administrator may, in its discretion, determine that the participant be paid a pro rata portion of the performance award.

        Dividend Equivalents.    Dividend equivalents may be issued under the 2009 Stock Incentive Plan and entitle the holder to receive payments (in cash, shares of our common stock, other securities, other awards granted under the 2009 Stock Incentive Plan or other property as determined in the discretion of the plan administrator) equivalent to the amount of cash dividends paid to the holders of our Common Stock with respect to a specified number of shares determined by the plan administrator. Subject to the terms of the 2009 Stock Incentive Plan and the applicable award agreement governing the dividend equivalents, such awards may have the terms and conditions determined by the plan administrator in its discretion.

        Stock Awards.    Shares of our Common Stock containing no restrictions may be granted under the 2009 Stock Incentive Plan as determined by the plan administrator to be consistent with the purpose of the 2009 Stock Incentive Plan.

        Other stock-based awards.    The plan administrator is authorized to award participants other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our Common Stock, including securities convertible into shares of our Common Stock, as deemed by the plan administrator to be consistent with the purpose of the 2009 Stock Incentive Plan, subject to the terms and conditions determined by the plan administrator at the time of the award. In the event shares of Common Stock are delivered pursuant to a purchase right, such shares will be purchased for consideration having a value equal to at least 100 percent of the fair market value of such shares on the grant date. Payment of such consideration may be made in cash, shares of Common Stock or other securities owned by the participant, other awards granted under the 2009 Stock Incentive Plan or other property owned by the participant, delivery of a promissory note or a combination of the foregoing methods in the plan administrator's discretion.

New Plan Benefits

        On September 24, 2009, the Board approved option grants to purchase up to an aggregate of 230,650 shares of our Common Stock subject to shareholder approval of the 2009 Stock Incentive Plan at the Annual Meeting to 5 of our named executive officers, 1 other executive officer, 5 non-employee directors and 14 employees as detailed in the table below. The options will have a maximum term of 10 years and an exercise price of $5.35, the closing price of the common stock on September 24, 2009. Each of the options granted to our non-employee directors will vest and become exercisable in full upon shareholder approval of the 2009 Stock Incentive Plan at the Annual Meeting. Each of the options granted to our named executive officers, other executive officers and non-executive employees will vest in full on September 1, 2012, provided the optionee continues in the Company's service through such date. In the event shareholder approval of the 2009 Stock Incentive Plan is not obtained at the Annual Meeting, the option grants detailed below will terminate immediately and cease to be outstanding.

Options Granted under the 2009 Stock Incentive Plan and Subject to Shareholder Approval

Name and Position	Number of Shares Underlying Option Grant
Douglas Faggioli, President & CEO	19,000
Stephen M. Bunker, EVP, CFO & Treasurer	15,000
John R. DeWyze, EVP & VP of Operations	15,000
Jamon A. Jarvis, EVP, General Counsel, Chief Compliance Officer & Secretary	15,000
Brian J. Yates, President—Nature's Sunshine Products International	15,000
Executive Group	81,000
Non-Executive Director Group	125,000
Non-Executive Officer Employee Group	24,650

General Provisions

        Transferability.    Generally, awards granted under the 2009 Stock Incentive Plan (other than stock awards containing no restrictions) may not be transferred, pledged, alienated, attached or otherwise encumbered in any manner other than by will or the laws of descent or distribution. However, the plan administrator may allow a participant to designate a beneficiary to receive the vested portion of an award in the event of the participant's death, and the plan administrator has the authority to allow the transfer of a non-statutory option to a family member of the grantee.

        Change in control.    The plan administrator will have the discretion to determine the treatment of awards granted under the 2009 Stock Incentive Plan in the event we should experience a change in control.

        Changes in Capitalization.    In the event of any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our Common Stock or other securities, issuance of warrants or other rights to purchase shares of our Common Stock or other securities or other similar corporate transaction or event affecting the shares of our common stock, then the plan administrator will make equitable adjustments to (i) the number and type of shares of Common Stock (or other securities or other property) that may thereafter be made the subject of awards under the 2009 Stock Incentive Plan, (ii) the number and type of shares of Common Stock (or other securities or other property) subject to outstanding awards under the 2009 Stock Incentive Plan, (iii) the purchase price or exercise price with respect to any award under the Plan, (iv) the maximum number of shares for which any one person may be granted stock options, stock appreciation rights or any other award under the 2009 Stock Incentive Plan, the value of which is based solely on an increase in the value of the shares after the date of grant of such award, per taxable year, and (v) the maximum number of shares for which any one person may be granted performance awards denominated in shares of Common Stock (including restricted stock or restricted stock units), and which are intended to represent "qualified performance-based compensation" under Section 162(m) under the 2009 Stock Incentive Plan per taxable year. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2009 Stock Incentive Plan or the outstanding awards thereunder and will be final, binding and conclusive.

        Shareholder Rights.    Except with respect to shares of restricted stock and stock awards granted under the 2009 Stock Incentive Plan, a participant will not have any of the rights and privileges of a shareholder with respect to the shares of Common Stock underlying any award until the shares subject to that award have been issued.

        Special Tax Election.    The plan administrator may provide one or more holders of awards under the 2009 Stock Incentive Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Common Stock in payment of such withholding tax liability.

        Amendment and Termination.    Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2009 Stock Incentive Plan at any time; provided, however, that shareholder approval will be required for any amendment which increases the number of shares of Common Stock authorized for issuance under the 2009 Stock Incentive Plan (other than in connection with certain changes to our capital structure as explained above), increases the limitation on the maximum number of shares for which any one person may be granted stock options, stock appreciation rights or any other award under the 2009 Stock Incentive Plan, the value of which is based solely on an increase in the value of the shares after the date of grant of such award, under the 2009 Stock Incentive Plan per taxable year, increases the limitation on the maximum number of shares for which any one person may be granted performance-based awards denominated in shares of Common Stock under the 2009 Stock Incentive Plan per taxable year, increases the maximum aggregate dollar amount for which any one participant may be granted performance-based awards denominated in cash under the 2009 Stock Incentive Plan per taxable year, would cause Section 162(m) to become unavailable with respect to the 2009 Stock Incentive Plan or permits a repricing that is prohibited as described in the "Repricing Prohibition" section above, permits the award of stock options or stock appreciation rights at an exercise price less than 100 percent of the fair market value of the underlying shares of Common Stock on the grant date (other than as described above) or to the extent such shareholder approval may otherwise required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our Common Stock is at the time primarily traded.

Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2009 Stock Incentive Plan.

        Option Grants.    Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Code Section 422 or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Restricted Stock Awards.    The recipient of unvested shares of Common Stock issued under the 2009 Stock Incentive Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Code Section 83(b) to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Performance Awards.    No taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the shares of Common Stock or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those awards are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Stock Awards.    The recipient of a stock award will recognize ordinary income in the year in which the shares subject to a stock award are issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2009 Stock Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares or cash issued under restricted stock or restricted stock unit awards will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Accounting Treatment

        The accounting principles applicable to awards made under the 2009 Stock Incentive Plan may be summarized in general terms as follows:

  •
  Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, stock, restricted stock, restricted stock units and all other stock-based awards under the 2009 Stock Incentive Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee Board members and payable in shares of our Common Stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2009 Stock Incentive Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock awards will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

  •
  For performance awards awarded under the 2009 Stock Incentive Plan and payable in stock, we will be required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award. For performance awards awarded under the 2009 Stock Incentive Plan and payable in cash, we will amortize the potential cash expense over the applicable performance period and any subsequent service vesting period. Dividends or dividend equivalents paid on the portion of an award that vests will be recognized by us as additional compensation cost. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

Vote Required

        Approval of Proposal Fifteen requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast. Since proposals concerning adoption of stock incentive plans are non-routine matters on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Fifteen.

        Should shareholder approval not be obtained, then the 2009 Stock Incentive Plan will not be implemented and we will not be able to grant awards to attract or retain employees or other service providers necessary for our business. In addition, if shareholder approval is not obtained, the option grants approved by the Board on September 24, 2009 and detailed in the section above entitled "New Plan Benefits" will terminate immediately and cease to be outstanding.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to adopt the 2009 Stock Incentive Plan.

 PROPOSAL SIXTEEN:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has, subject to shareholder approval, retained Deloitte & Touche LLP as our independent registered public accounting for the fiscal year ending December 31, 2009. Deloitte & Touche LLP also served as our independent registered public accounting firm for fiscal year 2008. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

        We engaged Deloitte & Touche LLP as our independent registered public accounting firm on February 2, 2007. The table below presents the aggregate fees incurred by the Company during the fiscal years ended December 31, 2008 and 2007 for professional services rendered by Deloitte & Touche LLP. All of the fees above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that it is.

	2008	2007
Audit Fees(1)	$1,866,000	$3,582,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	521,000	713,000
All Other Fees(4)	—	—

Total Fees	$2,387,000	$4,295,000

    (1)
    Reflects aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2008 and 2007.

    (2)
    During the fiscal years ended December 31, 2008 and 2007, there were no fees billed by Deloitte & Touche LLP for audit-related services, except as already describe above.

    (3)
    Reflects aggregate fees billed by Deloitte & Touche LLP for tax services for the fiscal years ended December 31, 2008 and 2007.

    (4)
    During the fiscal years ended December 31, 2008 and 2007, there were no fees billed by Deloitte & Touche LLP for services, except as already described above.

Pre-Approval Policies and Procedures

        The Company pre-approves a schedule of audit and non-audit services expected to be performed by the Company's independent registered public accounting firm in a given fiscal year. In addition, the Audit Committee delegates authority to its Chairperson to pre-approve certain additional audit and non-audit services rendered by Company's independent registered public accounting firm (other than services that have been generally pre-approved by the Audit Committee) during the period between meetings of the Audit Committee. The Chairperson must report any such pre-approval decisions to the

Audit Committee at its next scheduled meeting. During the year ended December 31, 2008, 100 percent of the aggregate amounts set forth above under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees" were pre-approved by the Chairperson of the Audit Committee and subsequently reported to the Audit Committee in accordance with the procedures set forth above.

Vote Required

        Approval of Proposal Sixteen requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP

 AUDIT COMMITTEE REPORT

        In connection with the audited financial statements as of and for the year ended December 31, 2008, the Audit Committee (i) has reviewed and discussed the audited financial statements with management, (ii) has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and (iii) has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Submitted by:
Robert K. Bowen*
Larry A. Deppe*
Pauline Hughes Francis*

*
Member of the Audit Committee during fiscal year 2008 through June 7, 2009.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock as of August 31, 2009, except as otherwise stated, by (1) each person who is known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (2) each of our directors, (3) each of our named executive officers in the Summary Compensation Table, (4) all directors and executive officers of the Company as a group and (5) all shareholders who are party to one or more of the Voting Agreements, collectively. As of August 31, 2009, there were 15,510,159 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter presented at a meeting of the shareholders. To our knowledge and except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder's address is c/o Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606.

Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More than 5%
Prescott Group Capital Management, LLC(3)(22)	1,865,383	12.0%
1924 South Utica, Suite 1120
Tulsa, OK 74104
Delta Partners, LLC(4)	1,785,473	11.5%
One International Place, Suite 2401
Boston, MA 02110
Paradigm Capital Management, Inc.(5)(22)	1,573,737	10.2%
9 Elk Street
Albany, NY 12207
Nelson Obus(6)	1,330,102	8.6%
c/o Wynnefield Capital Management, LLC
450 Seventh Avenue, Suite 509
New York, New York 10123
Red Mountain Capital Management, Inc.(7)(22)	1,317,474	8.5%
10100 Santa Monica Blvd., Suite 925
Los Angeles, CA 90067
First Wilshire Securities Management, Inc.(8)	1,069,939	6.9%
1224 East Green Street, Suite 200
Pasadena, CA 91106
Directors and Executive Officers
Kristine F. Hughes, Chairperson of the Board(9)(22)	1,272,402	8.2%
Pauline Hughes Francis, Director(10)(22)	1,915,221	12.3%
Douglas Faggioli, Director, President and Chief Executive Officer(11)	157,707	1.0%
Michael D. Dean, Director(12)	0	—
Albert R. Dowden, Director(13)	0	—
Willem Mesdag, Director(14)(22)	1,317,474	8.5%
Jeffrey D. Watkins, Director(15)(22)	1,865,383	12.0%
Candace K. Weir(16)(22)	1,573,737	10.2%
Stephen M. Bunker, Vice President of Finance, Treasurer, Chief Financial Officer and Chief Accounting Officer(17)	20,018	*
John R. DeWyze, Executive Vice President, Operations(18)	20,814	*
Jamon A. Jarvis, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary(19)	12,000	*
Bryant J. Yates, President—Nature's Sunshine Products International(20)	15,000	*
All directors and executive officers as a group (10 persons)(21)	8,169,756	52.4%
Shareholders Party to the Voting Agreements(22)	7,944,217	51.2%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of August 31, 2009.

(2)
Calculated based on 15,510,159 shares of our Common Stock outstanding on August 31, 2009, with percentages rounded to the nearest one-tenth of one percent. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but not treated as outstanding for computing the percentage of any other person.

(3)
Based on Schedule 13D filed with the SEC on May 29, 2009, includes 1,865,383 shares purchased by Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. (collectively, the "Small Cap Funds") through the account of Prescott Group Aggressive Small Cap Master Fund, G.P. ("Prescott Master Fund"), of which the Small Cap Funds are general partners. As general partner of the Small Cap Funds, Prescott Group Capital Management, LLC ("Prescott Capital") may be deemed to beneficially own 1,865,383 shares. As the principal of Prescott Capital, Phil Frohlich may also be deemed to beneficially own the 1,865,383 shares held by Prescott Master Fund. Each of Prescott Capital and Mr. Frohlich, however, disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest therein. Prescott Capital and Mr. Frohlich have the sole voting and dispositive power over these shares.

(4)
Based on Schedule 13G/A filed with the SEC on February 12, 2009, includes shares beneficially owned by Prism Partners, L.P., Prism Offshore Fund, Ltd. and Prism Partners QP, L.P. Delta Partners, LLC, as investment manager of Prism Offshore Fund, Ltd., and Charles Jobson, as managing member of Delta Partners, LLC, beneficially own, and have shared voting and dispositive power over, 1,785,473 shares.

(5)
Based on Schedule 13D filed with the SEC on May 29, 2009, Paradigm Capital Management, Inc. has sole voting and dispositive power over these shares. See also Footnote 16 below.

(6)
Based on Schedule 13G/A filed with the SEC on February 17, 2009, includes 359,720 shares held by Wynnefield Partners Small Cap Value, L.P., 550,782 shares held by Wynnefield Partners Small Cap Value, L.P. I, 342,500 shares held by Wynnefield Small Cap Value Offshore Fund, Ltd., 30,000 shares held by Channel Partnership II, L.P. and 47,100 shares held by Wynnefield Capital, Inc. Profit Sharing Plan. Wynnefield Capital Management, LLC has an indirect beneficial interest in the shares held by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I, and Wynnefield Capital, Inc. have an indirect beneficial interest in the shares held by Wynnefield Small Cap Value Offshore Fund, Ltd. As co-managing member of Wynnefield Capital Management, LLC, principal executive officer of Wynnefield Capital, Inc., general partner of Channel Partnership II, L.P. and portfolio manager of Wynnefield Capital, Inc. Profit Sharing Plan, Mr. Obus may be deemed to hold an indirect beneficial interest in, and to have sole voting and dispositive power over, 1,330,102 shares. Mr. Obus, however, disclaims any beneficial ownership of these shares.

(7)
Based on Schedule 13D/A filed with the SEC on May 28, 2009 and Form 3 filed with the SEC on June 12, 2009, includes 755,050 shares held by Red Mountain Capital Partners II, L.P. ("RMCP II") and 562,424 shares held by Red Mountain Capital Partners III, L.P. ("RMCP III"). RMCP GP, LLC ("RMCP GP") is the general partner of each of RMCP II and RMCP III, and Red Mountain Capital Partners, LLC ("RMCP LLC") is the managing member of RMCP GP. Red Mountain Capital Management, Inc. ("RMCM") is the managing member of RMCP LLC, and Willem Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM. Each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have sole voting and dispositive power over, 1,317,474 shares. Each of RMCP II, RMCP III, RMCP GP, RMCP LLC, RMCM and Mr. Mesdag, however, disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein. In addition, RMCP II disclaims beneficial ownership of any securities held directly by RMCP III, and RMCP III disclaims beneficial ownership of any securities held directly by RMCP II.

(8)
Based on Schedule 13G/A filed with the SEC on February 13, 2009, First Wilshire Securities Management, Inc. beneficially owns 1,069,939 shares, of which it has sole voting power over 213,189 shares and sole dispositive power over 1,069,939.

(9)
Based on the Schedule 13D filed by the Hughes Parties with the SEC on May 28, 2009, includes (i) options exercisable for 8,000 shares of Common Stock within 60 days of April 30, 2009 by Eugene L. Hughes, Ms. Hughes's spouse, (ii) 92,073 shares that Mr. Hughes holds indirectly, (iii) 61,330 shares that Mr. Hughes holds directly, (iv) 16,335 shares that Ms. Hughes holds directly and (v) 1,094,664 shares held by various family trusts, of which Mr. and Ms. Hughes are co-trustees and beneficiaries. Both Mr. and Ms. Hughes have shared voting and dispositive power over these shares.

(10)
Based on Form 4 filed by Ms. Francis with the SEC on July 29, 2009, includes 682,490 shares held by a family trust, of which Ms. Francis is the sole trustee and a beneficiary, 131,974 shares held by an annuity trust for the benefit of Ms. Francis and 1,100,757 shares that Ms. Francis holds indirectly.

(11)
Includes options exercisable for 2,000 shares of Common Stock within 60 days of August 31, 2009 and 36,271 shares that Mr. Faggioli holds indirectly.

(12)
Based on the Form 3 filed with the SEC on June 17, 2009.

(13)
Based on the Form 3 filed with the SEC on June 17, 2009.

(14)
See Footnote 7 above. Mr. Mesdag's address is c/o Red Mountain Capital Partners, LLC, 10100 Santa Monica Blvd., Suite 925, Los Angeles, CA 90067.

(15)
Based on Form 3 filed with the SEC on June 17, 2009, includes 1,865,383 share beneficially owned by Prescott Group Capital Management, LLC. As president of Prescott Group Capital Management, LLC, Mr. Watkins may be deemed to beneficially own, and to have shared voting and dispositive power over, these shares. See also Footnote 3 above. Mr. Wakins's address is c/o Prescott Group Capital Management, LLC, 1924 South Utica, Suite 1120, Tulsa, OK 74104.

(16)
Based on the Form 3/A filed with the SEC on June 19, 2009, includes 1,573,737 held by Paradigm Capital Management, Inc. As a director and president of Paradigm Capital Management, Inc., Ms. Weir may be deemed to beneficially own, and to have sole voting and dispositive power over, such shares. Ms. Weir, however, disclaims beneficial ownership of these shares, except to the extent of her indirect pecuniary interest therein by virtue of any ownership interest in Paradigm Capital Management, Inc. See also Footnote 5 above. Ms. Weir's address is c/o Paradigm Capital Management, Inc., 9 Elk Street, Albany, NY 12207.

(17)
Includes options exercisable for 20,000 shares of Common Stock within 60 days of August 31, 2009 and 18 shares that Mr. Bunker holds indirectly.

(18)
Includes options exercisable for 16,550 shares of Common Stock within 60 days of August 31, 2009 and 4,114 shares that Mr. DeWyze holds indirectly.

(19)
Includes options exercisable for 12,000 shares of Common Stock within 60 days of August 31, 2009.

(20)
Includes options exercisable for 15,000 shares of Common Stock within 60 days of August 31, 2009.

(21)
Includes options exercisable for 73,550 shares of Common Stock within 60 days of August 31, 2009.

(22)
An aggregate of 7,944,217 shares reflected in the foregoing beneficial ownership table and beneficially owned by Prescott Group Capital Management, LLC, Paradigm Capital Management, Inc., Red Mountain Capital Management, Inc., Kristine F. Hughes, Eugene L. Hughes and Pauline Hughes Francis are subject to the voting obligations pursuant to one or more Voting Agreements, as described in this proxy statement. According to the Schedule 13D filed by the Hughes Parties with SEC on May 28, 2009, these beneficial owners may deemed to constitute a "group" for purposes of reporting pursuant to Section 13(d) of the Exchange Act.

Changes in Control

        As a result of the Voting Agreements, a change in the majority of the Board of Directors became effective on June 7, 2009. In addition, an aggregate of 7,944,217 shares of Common Stock are beneficially owned by the shareholders who are parties to the Voting Agreements, representing approximately 51.2 percent of the issued and outstanding shares of Common Stock, based upon 15,510,159 shares of Common Stock issued and outstanding as of August 31, 2009. The Voting Agreements will terminate immediately following the Annual Meeting or any adjournment or postponement thereof. We are not aware of any other arrangement or event, the occurrence of which will result in a change in control of the Company.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such directors, officers and 10 percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms furnished or available to the Company, the Company believes that its directors, officers and 10 percent shareholders complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2008, except for the following filings: the Form 5/A filed by Pauline Hughes Francis on March 3, 2009 to report gift transactions on January 23, 2008, December 18, 2008 and December 31, 2008 and the Form 5/A filed jointly by Eugene L. Hughes and Kristine F. Hughes on February 25, 2009 to report a gift transaction on August 4, 2008.

EXECUTIVE OFFICERS

        The Company's executive officers are as follows:

Name	Age	Position	Served in Position Since
Douglas Faggioli	55	Director, President and Chief Executive Officer	2003
Stephen M. Bunker	51	Executive Vice President, Chief Financial Officer and Treasurer	2006
Jamon A. Jarvis	43	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2007
Greg Halliday	45	President—U.S. Sales, Nature's Sunshine Products	2006
Bryant J. Yates	36	President—International, Nature's Sunshine Products	2007
John R. DeWyze	53	Executive Vice President—Operations, Nature's Sunshine Products	1997
William J. Keller	66	Vice President—Health Sciences and Educational Services	2001
Lynda Marie Hammons	55	Vice President—Quality and Regulatory Affairs	2001
R. Kay Olsen	54	Vice President—Information Technology	2002

        The principal occupations and business experience, for at least the past five years, of each executive officer are as follows:

        Douglas Faggioli.    Mr. Faggioli is the President and Chief Executive Officer of our Company. Prior to his appointment as President and Chief Executive Officer in November 2003, Mr. Faggioli served as Executive Vice President and Chief Operating Officer of our Company. He began his employment with us in 1983 and has served as one of our officers since 1989 and as a director of our Company from 1997 to 2006. He is a Certified Public Accountant. On July 31, 2009, the SEC filed a settled enforcement action against the Company, Mr. Faggioli and the Company's former chief financial officer, relating to alleged violations of the Foreign Corrupt Practices Act by one of the Company's foreign subsidiaries in 2000 and 2001. As previously disclosed in our periodic reports, the SEC's complaint alleged that, in 2000 and 2001, Mr. Faggioli and the Company's then chief financial officer, as control persons, failed to adequately supervise the Company's management and other personnel who were directly responsible for the Company's books and records and internal controls related to the registration of product in one foreign subsidiary. Under the terms of the settlement with the SEC, Mr. Faggioli agreed to pay a civil penalty of $25,000 and to consent to the entry of injunctions against future violations relating only to the books and records and internal control provisions of the federal securities laws. As part of the settlement, Mr. Faggioli agreed to neither admit nor deny the allegations in the complaint.

        Stephen M. Bunker.    Mr. Bunker has served as Executive Vice President, Chief Financial Officer and Treasurer since March 27, 2006. Mr. Bunker served as Vice President of Finance and Treasurer of Geneva Steel Holdings Corporation from July 2001 until March 2006. Prior to July 2001, Mr. Bunker served as Corporate Controller for Geneva Steel Corporation. Mr. Bunker is a Certified Public Accountant, and worked for Arthur Andersen for six years.

        Jamon A. Jarvis.    Mr. Jarvis is the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of our Company. He has served in this position since March 2007. Prior to his appointment, Mr. Jarvis served as General Counsel and Chief Financial Officer of InterNetwork, Inc., in San Francisco, California, from January 2004 to November 2006, and as Executive Vice President Finance, General Counsel and Corporate Secretary at Spontaneous Technology, Inc., in Salt Lake City, Utah, from September 2001 to October 2003. Mr. Jarvis received his B.A. in History in 1990 from Brigham Young University and his J.D. in 1993 from Cornell Law School.

        Greg Halliday.    Mr. Halliday is the President—U.S. Sales for Nature's Sunshine Products. He has served in this position since April 2006 and previously served as Vice President—Nature's Sunshine Products U.S. Sales from May 2001 to March 2006. Mr. Halliday received his B.S. in 1989 and M.B.A. with an emphasis in Marketing in 1991 from the Marriott School of Management at Brigham Young University.

        Bryant J. Yates.    Mr. Yates is the President—International of our Company. Mr. Yates has served as Executive Director—International of the Company, Director—International—Europe/Middle East and General Manager of Nature's Sunshine Products of Russia, an affiliate of the Company. Mr. Yates has been employed by the Company since 1999.

        John R. DeWyze.    Mr. DeWyze is the Executive Vice President—Operations for Nature's Sunshine Products and has served in this position since 1997. Mr. DeWyze received his B.S. in Chemistry in 1981 from Grand Valley State University and his M.B.A. in 1994 from the University of Southern Indiana.

        William J. Keller.    Dr. Keller is the Vice President—Health Sciences and Educational Services for Nature's Sunshine Products. He was appointed to serve in this capacity in April 2001. Prior to joining our Company, Dr. Keller was the Department Chair/Professor in the School of Pharmacy at Stamford University and Northeast Louisiana University. Dr. Keller received his B.S. in Pharmacy and M.S. in Pharmaceutical Sciences from Idaho State University. In 1972, the University of Washington awarded him a Ph.D. in Pharmacognosy.

        Lynda Marie Hammons.    Ms. Hammons is the Vice President—Quality and Regulatory Affairs for Nature's Sunshine Products. She has served in this capacity since June 2001. Ms. Hammons received her B.S. in Chemistry and Microbiology from Bowling Green State University and her M.B.A. with an emphasis on Quality Management from the University of Cincinnati. Ms. Hammons is also a Certified Quality Engineer, a Certified Quality Technician and a Certified Quality Auditor—American Society for Quality.

        R. Kay Olsen.    Mr. Olsen is the Vice President—Information Technology of our Company and has served in this capacity since March 2002. Mr. Olsen received his B.S. in Information Management from Brigham Young University and his M.B.A. from the University of Phoenix.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides disclosure about the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze each element of the compensation provided to our Chief Executive Officer, our Chief Financial Officer and the other executive officers named in the Summary Compensation Table which follows this discussion; these individuals are referred to as the named executive officers. The Compensation Committee of our Board of Directors administers the compensation programs for our Chief Executive Officer. Our Chief Executive Officer administers the compensation programs for our other executive officers.

        Compensation Policy for Executive Officers.    We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

  •
  reflect individual accomplishments and contributions to the Company as well as overall Company performance;

  •
  align each executive officer's interests with those of the Company's shareholders; and

  •
  attract and retain qualified executives who will help the Company meets its goals.

        Each executive officer's compensation package has historically consisted of three elements: (i) a base salary, (ii) a cash bonus based upon pre-established financial objectives and the individual officer's personal performance, and (iii) participation in long-term, stock-based incentive awards, in the form of stock options, designed to align and strengthen the mutuality of interests between our executive officers and our shareholders.

        When establishing the compensation levels for the executive officers, we take into account the Company's overall financial performance and its evaluation of each executive officer's individual performance level and his or her potential contribution to the Company's future growth. Over the years, the Company has endeavored to follow a pay-for-performance philosophy of conservative base and competitive short-term bonus when Company performance measures have been achieved.

        In setting executive officer compensation, the Compensation Committee and our Chief Executive Officer review a report (the "Executive Compensation Report") prepared by our Director of Human Resources in order to assess the competitiveness of the Company's compensation programs in comparison to market averages. The Executive Compensation Report examined the data contained in Watson Wyatt's Top Management Compensation Survey and Mercer's Executive Compensation Survey for 2007-08. These surveys provide information on compensation paid by surveyed companies nationally crossing multiple industries and sizes. These two surveys are among the largest executive compensation surveys in the U.S. with hundreds of companies participating from all industries, both public and private. The Executive Compensation Report compared the Company's executive compensation practices including base pay, short-term incentives, long-term incentives and other practices to such survey data. In addition, we perform regression analysis on the raw data from the surveys to provide appropriate comparisons based on company size. The regression analysis provides an expected level of each type of compensation based on our sales revenue; the data from such analysis is used as the "market" data. The Executive Compensation Report compared the base pay, bonus and total compensation of officers on an individual basis to the market data.

        Elements of Compensation.    Each of the major elements comprising the compensation package for executive officers (salary, bonus and equity) is (i) designed to reflect individual accomplishments and contributions to the Company as well as overall Company performance, (ii) align the executive's interests with those of our shareholders and (iii) attract and retain qualified executives who will help the Company meet its goals. The manner in which each element of compensation has been structured may be explained as follows.

        Salary.    The base salary level of each executive officer is reviewed in the last quarter of each year, with any salary adjustments for the upcoming year to be effective on or about January 1 of that year. The Company targets base salaries to be in the range of 80 percent to 90 percent of market. However, the Company may also consider the performance of the executive, contributions by the executive towards the Company's mission/goals and tenure at the Company. The Company believes that this component of compensation should provide a level of security and stability from year to year and not be dependent to any material extent on the Company's financial performance. The Compensation Committee approved a salary increase of 6 percent for our Chief Executive Officer for 2008. The salary levels for Messrs. Bunker, DeWyze, Jarvis and Yates increased approximately 6 percent, 2.1 percent, 5.5 percent and 12.5 percent, respectively. These increases were to bring these executives' salaries in-line with market rates. After examining the market data, the Company found that, on average, our officers' base salaries for 2008 were approximately 18 percent below market.

        Incentive Compensation.    The bonus structure is generally designed to bring the total cash compensation for our executives up to market in a typical year and to exceed market when justified by company performance. The Compensation Committee determines the bonus payable to Mr. Faggioli, and Mr. Faggioli determines the bonus amounts payable to Messrs. Bunker, DeWyze, Jarvis and Yates. For 2008, the bonus for Mr. Faggioli was to be determined by the Compensation Committee at its sole discretion based on overall Company performance and Mr. Faggioli's individual performance. Similarly, the 2008 bonus for each other executive officer was to be determined by Mr. Faggioli at his sole discretion based on overall Company performance and such executive officer's individual performance.

        Actual amounts of 2008 bonuses were determined on March 13, 2009. The Compensation Committee awarded Mr. Faggioli a bonus in the amount of $171,107 (which includes a $1,600 bonus for 25 years of service to the Company). In exercising its discretion, the Compensation Committee reviewed the Company's performance measured in terms of the average operating income and sales revenue levels attained by its United States business segment ("NSP United States"), its international business segment ("NSP International") and its Synergy Worldwide division for 2008 and the committee's past practices for bonus awards to Mr. Faggioli. No portion of his bonus was directly tied to the attainment of any specific pre-established performance goals, but was determined based on the Company's performance measured in terms of operating income and sales revenue levels as described.

        The bonuses for the other executive officers were as follows: Mr. Bunker—$80,385; Mr. DeWyze—$73,939; Mr. Jarvis—$70,147 and Mr. Yates—$82,350. In determining the bonus for each executive officer, Mr. Faggioli reviewed the Company's performance measured in terms of the operating income and sales revenue levels attained by the divisions for which the executive was primarily responsible. No portion of any executive officer's bonus was tied directly to the attainment of any specific pre-established performance goals, but was determined based on the Company's performance measured in terms of operating income and sales revenue levels as described.

        Long-Term Incentives.    In prior years, we have structured our long-term incentive program for executive officers in the form of option grants under our 1995 Stock Option Plan which was administered by our Compensation Committee. Each option grant has been designed to align the interests of the executive officer with those of the shareholders and to provide him with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of our common stock at a fixed price per share over a specified period, usually ten years. Options granted in past years have generally vested and become exercisable in a series of installments over a period of one to three years measured from the grant date, contingent upon the officer's continued employment. All outstanding options are fully vested at this time. The 1995 Stock Option Plan terminated in 2005, and no options have been granted under this plan since its termination. No non-plan options have been granted to the named executive officers since March 15, 2007.

        Executive Officer Perquisites.    In 2008, we paid premiums on $250,000 life insurance policies for our named executive officers and provided our named executive officers the opportunity to receive up to $2,500 for tuition assistance; however, none of our executive officers elected to receive tuition assistance. We do not believe these perquisites are an important factor in retaining our executive officers. We use bonuses and other performance based incentives to retain our executive officers.

        Other Programs.    Our executive officers are eligible to participate in our 401(k) employee savings plan on the same basis as all other regular U.S. employees.

        Deferred Compensation Programs.    The Company has adopted a deferred compensation plan for its executive officers, certain other selected employees and its non-employee directors to enable them to save for retirement by deferring their income and the associated tax to a future date following termination of employment. Under the SEDP, the named executive officers and other participants have the opportunity to defer compensation to future dates specified by the participant with a return based on investment alternatives selected by the participant. The Company believes that the SEDP is comparable to similar plans offered by its competitors. The amounts deferred under the SEDP for the named executive officers are reported below in the Summary Compensation Table and the Nonqualified Deferred Compensation Table.

        Officer Employment Agreements.    We have entered into employment agreements with each of our named executive officers. We believe that the employment agreements with our executive officers achieve two important goals crucial to our long-term financial success: the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. The agreements will allow our executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. Each employment agreement provides for an initial term of twelve months which automatically renews for additional twelve month periods provided neither party terminates the employment relationship. Upon the cessation of a named executive officer's employment due to termination by the Company without cause, the Company's non-renewal of the employment term, death or incapacity, the named executive officer will receive severance benefits in an amount equal to his or her base salary for the year of termination and continued medical insurance coverage for 12 months.

        A summary of the material terms of the officer employment agreements, together with a quantification of the severance benefits payable under those agreements to each of the executive officers named in the Summary Compensation Table may be found in the section below entitled "Potential Payments upon Termination or Change in Control."

        Compensation Committee Interlocks and Insider Participation.    During fiscal year 2008, the members of the Compensation Committee of the Board of Directors were Robert K. Bowen, Kristine F. Hughes and Pauline Hughes Francis. No member of the Compensation Committee at any time during 2008 was an officer or employee of the Company. Mr. Bowen has not been an officer or employee of the Company at any time. Both Mmes. Hughes and Francis are founders of the Company and have been at various times officers or employees of the Company or Hughes Development Corporation, a predecessor of the Company, since 1972. None of our executive officers at any time during 2008 served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or our Compensation Committee.

        Ms. Hughes is the spouse of Eugene L. Hughes, a former member of our Board of Directors, and Ms. Francis is his former sister-in-law. Mr. Hughes previously informed the Company of his intention to retire as an employee of the Company effective as of December 22, 2008. The Company and

Mr. Hughes subsequently entered into a Retirement and Consulting Agreement, dated as of December 9, 2008, pursuant to which Mr. Hughes provides consulting services to the Company for an initial term of eight years following his retirement. In exchange for such consulting services, Mr. Hughes will receive (i) annual compensation of $215,000 for the first two years of service, (ii) annual compensation of $100,000 for the remainder of the initial term, (iii) annual compensation of $50,000 after the initial term, and (iv) certain medical and life insurance benefits.

        Other than the Retirement and Consulting Agreement with Mr. Hughes, no member of the Compensation Committee at any time during 2008 had any relationship with us to be disclosed as a related person transaction.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). Non-performance-based compensation paid to our executive officers for 2008 did not exceed the $1.0 million limit per officer. However, as we continue to increase salaries and bonuses for our executive officers, together with the amounts recognized from equity awards, it is possible that the non-performance-based compensation payable to our executive officers will exceed the $1.0 million limit in one or more future years. We believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:
Robert K. Bowen*
Pauline Hughes Francis
Kristine F. Hughes*

*
Member of the Compensation Committee during fiscal year 2008 through June 7, 2009.

Executive Compensation

        The following table sets forth a summary, for the years ended December 31, 2008, 2007 and 2006 of the compensation of the principal executive officer, the principal financial officer, the three most highly compensated executive officers of the Company (not including the principal executive officer and the principal financial officer) whose total compensation for the 2008 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of 2008. The listed individuals shall be hereinafter referred to as the "named executive officers." No other executive officers who would have otherwise been includable in such table on the basis of total compensation for 2008 have been excluded by reason of their termination of employment or change in executive status during that year.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Douglas Faggioli,	2008	393,260	171,107	—	—	—	—	15,084	579,451
President & CEO	2007	371,000	—	—	—	—	—	14,126	385,126
	2006	350,000	—	—	—	—	—	13,860	363,860
Stephen Bunker,	2008	212,000	80,385	—	12,221	—	—	12,933	317,539
EVP, CFO & Treasurer	2007	200,000	145,338	—	46,442	—	—	12,007	403,787
	2006	131,250	18,081	—	—	—	—	7,283	156,614
John R. DeWyze,	2008	195,000	73,939	—	—	—	—	13,186	282,125
EVP & VP of	2007	191,000	90,970	—	—	—	—	12,591	294,561
Operations	2006	187,000	51,515	—	—	—	—	12,643	251,158
Jamon A. Jarvis,	2008	185,000	70,147	—	7,333	—	—	12,450	274,930
EVP, General Counsel,	2007	145,833	45,957	—	27,865	—	—	7,975	227,630
Chief Compliance	2006	—	—	—	—	—	—	—	—
Officer & Secretary
Bryant J. Yates,	2008	180,000	82,350	—	9,166	—	—	5,575	277,091
President—Nature's	2007	160,000	200,450	—	34,831	—	—	2,971	398,252
Sunshine Products	2006	115,343	28,600	—	—	—	—	2,426	146,369
International

(1)
Amounts for 2008 include amounts that were deferred into the SEDP for 2008, as follows: Mr. Faggioli—$60,500; Mr. Bunker—$0; Mr. DeWyze—$29,354; Mr. Jarvis—$0; and Mr. Yates—$0. The SEDP provides selected employees and non-employee directors with the ability to defer compensation to future dates specified by the participant with a return based on investment alternatives selected by the participant. The SEDP is more fully described in the section following the Nonqualified Deferred Compensation Plans table below.

(2)
Option awards are calculated in the same manner as the expense of these awards that is recognized in our consolidated financial statements. Each option award is valued under FAS 123R, and the compensation expense relating to that award is recognized over its vesting period. See Note 9 to the Notes to Consolidated Financial Statements set forth in Item 13 of the registration statement on Form 10/A filed (the "Registration Statement") with the SEC on May 20, 2009 for a description of the assumptions used in valuing stock awards and stock options. For this purpose, the estimate of forfeitures relating to vesting conditions is disregarded. The full amount of the FAS 123R value of the stock options is reported under Item 9 of the Registration Statement, "Securities Authorized for Issuance under Equity Compensation Plan."

(3)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2008. The amounts disclosed are the actual costs to the Company of providing these benefits.

Name	401(k) Plan Company Contribution ($)	Life Insurance ($)	Disability Payments ($)	Total ($)
Douglas Faggioli	11,500	3,044	540	15,084
Stephen Bunker	11,500	1,073	360	12,933
John R. DeWyze	11,500	1,326	360	13,186
Jamon A. Jarvis	11,500	590	360	12,450
Bryant J. Yates	4,440	775	360	5,575

Employment Agreements

        The Company has employment agreements in place with each of its named executive officers. Among other things, these employment agreements set minimum annual base salaries for each named executive officer and also establish that each named executive officer is eligible to participate in the Company's executive bonus program. Payment of any bonus will be at the sole discretion of the Chief Executive Officer (or, in the case of Mr. Faggioli, at the sole discretion of the Compensation Committee). The following table includes the minimum annual base salary for each of the named executive officers under their respective employment agreements, which is subject to review on at least an annual basis by the Chief Executive Officer (or, in the case of Mr. Faggioli, by the Compensation Committee):

Name	Minimum Annual Base Salary ($)
Douglas Faggioli	393,200
Stephen M. Bunker	200,360
John R. DeWyze	195,000
Jamon A. Jarvis	175,360
Bryant J. Yates	160,360

Grants of Plan-Based Awards in Fiscal Year 2008

        The Company did not grant any awards to named executive officers in 2008 under any incentive plan.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Douglas Faggioli	2,000	—	—	8.80	4/1/2013
TOTAL	2,000	—	—	—	—
Stephen M. Bunker	20,000	—	—	11.85	3/14/2013
TOTAL	20,000	—	—	—	—
John R. DeWyze	16,300	—	—	12.25	2/23/2009
	250	—	—	8.13	1/3/2010
TOTAL	16,550	—	—	—	—
Jamon A. Jarvis	12,000	—	—	11.85	3/14/2013
TOTAL	12,000	—	—	—	—
Bryant J. Yates	15,000	—	—	11.85	3/14/2013
TOTAL	15,000	—	—	—	—

Option Exercises and Stock Vested

        No named executive officer exercised options during 2008, and no named executive officer held shares of stock that vested during 2008.

Pension Benefits

        The Company does not have a pension plan in which the named executive officers can participate to receive payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation Plans

        Information regarding the named executive officers' participation in the Company's nonqualified deferred compensation plan is included below.

        Supplemental Elective Deferral Plan. The Company has adopted the Nature's Sunshine Products, Inc. Supplemental Elective Deferral Plan. The following table sets forth information relating to the SEDP for 2008 for the named executive officers:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas Faggioli	60,500	—	(41,925)	—	696,347
Stephen M. Bunker	—	—	—	—	—
John R. DeWyze	29,354	—	(66,324)	—	188,375
Jamon A. Jarvis	—	—	—	—	—
Bryant J. Yates	—	—	—	—	—

(1)
Executive contributions are included in the "Salary" reported under the Summary Compensation Table above.

(2)
Earnings is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains, capital gains and dividends paid. These amounts do not constitute above-market or preferential earnings and, accordingly, are not included in amounts in the Summary Compensation Table above.

        The SEDP permits the named executive officers, certain other employees and the Company's non-employee directors with the opportunity to defer specified percentages (up to 75 percent) of their compensation, including amounts that could not be deferred under the Company's Tax Deferred Retirement Plan because of the limitations under such plan imposed by the Internal Revenue Code. Participants may elect deferred amounts to be paid in monthly payments over 3 or 5 years or in a lump sum upon separation from service. Deferrals are credited with gain or loss based on the performance of one or more investment alternatives selected by the participant from among the investment funds offered by the Board. No actual investments are held in the participants' accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances.

Potential Payments upon Termination or Change in Control

        Included below is a summary of the material terms and conditions of the employment agreements the Company has entered into with its named executive officers that provide for certain payments and benefits upon termination of employment. The employment agreements are the only arrangements the Company has with its named executive officers to provide benefits upon termination of employment. The Company does not have any contract, agreement, plan or arrangement with its named executive officers that provides for payments at, following or in connection with a change in control of the Company.

        Pursuant to the terms of the employment agreement each named executive officer has entered into with the Company, each named executive officer is eligible to receive certain termination benefits. The employment agreements provide that in the event the named executive officer is terminated by the Company without cause or due to non-renewal of the employment agreement or in the event the named executive officer's employment ceases due to death or incapacity, he will be entitled to receive a severance payment equal to his annual base salary for the year of termination payable in monthly installments and continued medical insurance coverage for 12 months. Pursuant to the terms of their employment agreements, for a period of one year after the cessation of the named executive officer's employment, the named executive officer will be subject to certain non-compete and non-solicitation covenants.

        The following table sets forth the estimated payments and benefits that would have been payable to the named executive officers under their agreements in the termination circumstances indicated below had their employment terminated on December 31, 2008. All cash payments are assumed to be made in a lump sum and would be paid by the Company. The amounts set forth in this table represent estimates and forward-looking information that is subject to substantial variation, based on the timing of the triggering event. The Company cautions the reader to consider these limitations in reviewing the following table.

Executive Benefits and Payments upon Termination Due to Termination by the Company without Cause or Due to Non-Renewal, Death or Incapacity

	Mr. Faggioli	Mr. Bunker	Mr. DeWyze	Mr. Jarvis	Mr. Yates
Salary severance	$393,260	$212,000	$195,000	$185,000	$180,000
Continued Medical Insurance Coverage	$7,752	$7,752	$7,752	$7,752	$7,752
TOTAL	$401,012	$219,752	$202,752	$192,752	$187,752

Equity Compensation Plans

        The following table contains information regarding the Company's equity compensation plans as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	127,840	$11.69	—
Equity compensation plans not approved by security holders	135,300	11.85	—

Total	263,140	$11.77	—

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The Board's Audit Committee is responsible for review, approval, or ratification of "related-person transactions" involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or five percent shareholder of the Company since the beginning of the previous fiscal year, and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. If the Audit Committee determines a related person has a material interest in a transaction, the Audit Committee may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

        Eugene L. Hughes, a former member of our Board of Directors, previously informed the Company of his intention to retire as an employee of the Company effective as of December 22, 2008. The

Company and Mr. Hughes subsequently entered into a Retirement and Consulting Agreement, dated as of December 9, 2008, pursuant to which Mr. Hughes provides consulting services to the Company for an initial term of eight years following his retirement. In exchange for such consulting services, Mr. Hughes will receive (i) annual compensation of $215,000 for the first two years of service, (ii) annual compensation of $100,000 for the remainder of the initial term, (iii) annual compensation of $50,000 after the initial term, and (iv) certain medical and life insurance benefits.

        Kristine F. Hughes is the spouse of Mr. Hughes, and Pauline Hughes Francis is his former sister-in-law. Both Mmes. Hughes and Francis are members of our Board of Directors.

LEGAL PROCEEDINGS

        On February 27, 2009, Prescott made a written demand, pursuant to Section 16-10a-702(1)(b) of the Revised Act, that the Company hold a special meeting of shareholders, or in lieu thereof an annual meeting of shareholders, for the purpose of electing a slate of directors proposed by Prescott. On March 10, 2009, Prescott made a written demand, pursuant Section 16-10a-1601(3) of the Revised Act, that Prescott be allowed to inspect and copy the record of shareholders required to be maintained by the Company pursuant to Section 16-10a-1601(3) of the Revised Act. The stated purpose for such inspection was to solicit proxies from the Company's shareholders for the purpose of voting on the election of directors and other matters presented at the meeting of shareholders. Prescott informed the Company that on April 3, 2009, it commenced a legal action in the Fourth Judicial District Court for Utah County, Utah (Prescott Group Aggressive Small Cap Master Fund, G.P. v. Nature's Sunshine Products, Inc., Civil No. 090401518) in order to petition the court to order an annual meeting of shareholders for the purpose of electing directors of the Company. The Company was informed that the complaint was filed but not served. As part of the Prescott Agreement, Prescott agreed to withdraw its demands, dismiss its legal action and release the Company, the Hughes Parties and other related parties from claims relating to Prescott's legal action.

        Other than the proceedings related to the Prescott Agreement, we are not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        This year, a number of brokers with account holders who are our shareholders will be "householding" the proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (i) notify your broker, (ii) direct your written request to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606, or (3) contact Nature's Sunshine directly at (801) 342-4300. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request

"householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request at the address or telephone number above, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of these materials was delivered.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that the proxies in the enclosed form will be voted in accordance with the judgment of the person voting the proxies.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. THEREFORE, WE URGE YOU TO VOTE AS PROMPTLY AS POSSIBLE. YOU MAY VOTE YOUR SHARES BY RETURNING THE ENCLOSED PROXY CARD. TIMELY VOTING WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU WILL BE ABLE TO VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors
/s/ JAMON A. JARVIS Jamon A. Jarvis
Provo, Utah October 22, 2009	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

 Appendix A

ARTICLES OF AMENDMENT AND RESTATEMENT
TO THE ARTICLES OF INCORPORATION OF
NATURE'S SUNSHINE PRODUCTS, INC.

                                    , 2009

        In accordance with Sections 16-10a-1006 and 16-10a-1007 of the Utah Revised Business Corporation Act (the "Utah Act"), Nature's Sunshine Products, Inc., a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

        1.     The name of the Corporation is Nature's Sunshine Products, Inc.

        2.     The text of the Amended and Restated Articles of Incorporation (the "Restated Articles") is attached hereto as Exhibit A and is incorporated herein by this reference. The Restated Articles supersede the original Articles of Incorporation of the Corporation and all prior amendments and restatements thereto.

        3.     The Restated Articles were adopted by the Corporation's shareholders at an annual meeting of shareholders held on                        , 2009 (the "Shareholder Action"), in accordance with the requirements of the Utah Act.

        4.     The Corporation has                                    shares of Common Stock outstanding and eligible to vote on the Restated Articles. Pursuant to the Shareholder Action,                                      votes represented by the Common Stock were cast for the Restated Articles. The number of votes cast for the Restated Articles was sufficient for approval by that voting group.

[Signature page follows]

        IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been executed by the Corporation as of the date first written above.

NATURE'S SUNSHINE PRODUCTS, INC.
By:
Name:
Title:

[Signature Page to Articles of Amendment and Restatement]

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
NATURE'S SUNSHINE PRODUCTS, INC.

ARTICLE I
NAME

        The name of the Corporation is Nature's Sunshine Products, Inc. (the "Corporation").

ARTICLE II
REGISTERED OFFICE

        The address of the Corporation's registered office in the State of Utah is 75 East 1700 South, Provo, Utah 84606. The Corporation's registered agent at that address is the Corporation's General Counsel.

ARTICLE III
PURPOSES

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act (the "Revised Act").

ARTICLES IV
CAPITALIZATION

        The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Shares" and "Preferred Shares." The total number of Common Shares authorized to be issued is fifty million (50,000,000), no par value per share, and the total number of Preferred Shares authorized to be issued is ten million (10,000,000), no par value per share.

        The preferences, limitations and relative rights of each class of shares (to the extent established hereby), and the express grant of authority to the Board of Directors to amend these Articles of Incorporation to divide the Preferred Shares into series, to establish and modify the preferences, limitations and relative rights of each Preferred Share, and to otherwise impact the capitalization of the Corporation, subject to certain limitations and procedures and as permitted by Section 602 of the Revised Act, are as follows:

        A.    Common Shares.

          1.    Voting Rights.    Except as otherwise expressly provided by law or in this Article IV, each outstanding Common Share shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the Corporation.

          2.    Liquidation Rights.    Subject to any prior or superior rights of liquidation as may be conferred upon any Preferred Shares, and after payment or provision for payment of the debts and other liabilities of the Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Shares then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Shares, on a pro-rata basis, according to the number of shares of Common Shares held by them.

          3.    Dividends.    Dividends may be paid on the outstanding shares of Common Shares as and when declared by the Board of Directors, out of funds legally available therefor; provided, however, that no dividends shall be made with respect to the Common Shares until any preferential dividends required to be paid or set apart for any shares of Preferred Shares have been paid or set apart.

          4.    Residual Rights.    All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in any amendment hereto or thereto shall be vested in the Common Shares.

        B.    Preferred Shares.

        The Board of Directors, without shareholder action, may amend the Corporation's Articles of Incorporation, pursuant to the authority granted to the Board of Directors by Subsection 1002(1)(e) and within the limits set forth in Section 16-10a-602 of the Revised Act, to do any of the following:

          1.     designate and determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Shares before the issuance of any shares of Preferred Shares;

          2.     create one or more series of Preferred Shares, fix the number of shares of each such series (within the total number of authorized shares of Preferred Shares available for designation as a part of such series), and designate and determine, in whole or in part, the preferences, limitations and relative rights of each series of Preferred Shares all before the issuance of any shares of such series;

          3.     alter or revoke the preferences, limitations and relative rights granted to or imposed upon the Preferred Shares (before the issuance of any shares of Preferred Shares, or upon any wholly-unissued series of Preferred Shares); or

          4.     increase or decrease the number of shares constituting any series of Preferred Shares, the number of shares of which was originally fixed by the Board of Directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of Preferred Shares available for designation as a part of such series.

ARTICLE V
PRE-EMPTIVE RIGHTS

        No holder of shares of the Corporation of any class now or hereafter authorized, shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. The Board of Directors of the Corporation shall have the right to issue the authorized and treasury shares of this Corporation at such time and upon such terms and conditions and for such consideration as the Board of Directors shall determine.

ARTICLE VI
DIRECTORS

        The number of directors to constitute the whole Board of Directors shall be such number as shall be fixed from time to time exclusively by a resolution adopted by a majority of the Board of Directors.

Any vacancy in the Board of Directors, whether because of death, resignation, disqualification, an increase in the authorized number of directors, removal, or any other cause, may be filled exclusively by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.

        The Board of Directors shall be divided into three classes as nearly equal in number as may be feasible, hereby designated as Class I, Class II and Class III, with the term of office of one class expiring at each annual meeting. Each director shall be elected to serve a term ending at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until his or her earlier death, resignation or removal; provided, however, that (i) the directors in Class I at the time of the effectiveness of these Restated Articles shall serve for a term ending on the Corporation's first annual meeting of shareholders following the effectiveness of these Restated Articles, (ii) the directors in Class II at the time of the effectiveness of these Restated Articles shall serve for a term ending on the Corporation's second annual meeting of shareholders following the effectiveness of these Restated Articles and (iii) the directors in Class III at the time of the effectiveness of these Restated Articles shall serve for a term ending on the Corporation's third annual meeting of shareholders following the effectiveness of these Restated Articles. When a vacancy on the Board of Directors is filled, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds (or shall complete the term of the class of directors in which the new directorship was created). Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been elected and qualified or until such director's earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office. When the number of directors is changed, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, and any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible.

        The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. Notwithstanding the preceding sentence, directors may only be removed for cause and upon the affirmative vote of at least three-fourths (75%) of the shares then entitled to vote at an election of directors.

ARTICLE VII
SHAREHOLDER ACTION

        The shareholders of the Corporation are not permitted to take action without a meeting of shareholders held and noticed in accordance with the bylaws of the Corporation. Any action taken by shareholders by written consent without a meeting shall be null and void. Nothing in this Article VII shall affect the validity of any shareholder action taken prior to the adoption of these Restated Articles.

ARTICLE VIII
AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to adopt, amend, alter and repeal from time to time the bylaws of the Corporation by majority vote of all directors except that any provision of the bylaws requiring, for board action, a vote of greater than a majority of the Board of Directors shall not be amended, altered or repealed except by such supermajority vote. The shareholders of the Corporation may only adopt, amend or repeal bylaws with the affirmative vote of the holders of at least a majority of the Corporation's shares then outstanding and entitled to vote on the amendment, or such greater percentage as may otherwise be set forth in the bylaws.

ARTICLE IX
AMENDMENT OF ARTICLES

        The Corporation reserves the right to amend these Restated Articles in any manner provided herein or permitted by the Revised Act, and all rights and powers, if any, conferred herein on shareholders, directors and officers are subject to the reserved power. Notwithstanding the foregoing, without the affirmative vote of the holders of record of a majority of the Corporation's shares then outstanding and entitled to vote on the amendment, the Corporation shall not alter, amend or repeal Article VII, Article VIII or Article IX. Notwithstanding anything to the contrary in these Restated Articles, Article VI shall not be subject to amendment or repeal, either directly or through or by amendment of this Article IX, without the affirmative vote of the holders of record of at least three-fourths (75%) of the Corporation's shares then issued and outstanding and entitled to vote on the amendment.

ARTICLE X
EXCULPATION; INDEMNIFICATION

        To the fullest extent permitted by the Revised Act or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director or officer. The Corporation is authorized to indemnify and advance expenses to its directors, officers, employees, fiduciaries, or agents to the fullest extent permitted by law. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these Restated Articles, as amended from time to time, inconsistent with this Article X shall adversely affect any right or protection of a director, officer, employee, fiduciary, or agent of the Corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

 Appendix B

AMENDED AND RESTATED BYLAWS
OF
NATURE'S SUNSHINE PRODUCTS, INC.

                         , 2009

ARTICLE 1 OFFICES		1
1.1	Business Offices	1
1.2	Registered Office	1
ARTICLE 2 SHAREHOLDERS		1
2.1	Annual Meeting	1
2.2	Business at an Annual Meeting of Shareholders	1
2.3	Special Meetings	3
2.4	Place of Meetings	5
2.5	Notice of Meetings	5
2.6	Fixing of Record Date	5
2.7	Voting List	5
2.8	Meetings by Telecommunication	5
2.9	Shareholder Quorum and Voting Requirements	6
2.10	Conduct of Meetings of Shareholders	6
2.11	Adjournment and Notice of Adjourned Meetings	7
2.12	No Shareholder Action Without a Meeting	7
2.13	Proxies	7
2.14	Voting Shares	7
2.15	Waiver	7
ARTICLE 3 BOARD OF DIRECTORS		7
3.1	General Powers	7
3.2	Nomination of Directors	7
3.3	Number of Directors and Qualification	9
3.4	Classified Board	9
3.5	Removal of Directors	9
3.6	Chairman of the Board of Directors	9
3.7	Vice Chairman of the Board of Directors	9
3.8	Regular Meetings	10
3.9	Special Meetings	10
3.10	Notice	10
3.11	Quorum	10
3.12	Manner of Acting	10

B-i

3.13	Vacancies and Newly-Created Directorships	10
3.14	Fees and Compensation	11
3.15	Presumption of Assent	11
3.16	Resignations	11
3.17	Action by Written Consent	11
3.18	Meetings by Telephone Conference Call	11
ARTICLE 4 COMMITTEES		11
4.1	Committees	11
4.2	Procedures, Meetings and Quorum	12
ARTICLE 5 OFFICERS		12
5.1	Officers	12
5.2	Appointment, Term of Office and Qualification	12
5.3	Resignations	12
5.4	Removal	12
5.5	Vacancies and Newly-Created Offices	13
5.6	Chief Executive Officer	13
5.7	President	13
5.8	Vice Presidents	13
5.9	Chief Financial Officer	13
5.10	Secretary	13
5.11	Treasurer	14
5.12	Assistant Secretaries and Treasurers	14
5.13	Salaries	14
5.14	Surety Bonds	14
ARTICLE 6 CAPITAL SHARES		14
6.1	Share Certificates	14
6.2	Shares Without Certificates	15
6.3	Transfer of Shares	15
6.4	Restrictions on Transfer or Registration of Shares	15
6.5	Regulations	16
6.6	Transfer Agent(s) and Registrar(s)	16
6.7	Lost or Destroyed Certificates	16
ARTICLE 7 INDEMNIFICATION		16
7.1	Indemnification	16

B-ii

7.2	Certain Restrictions on Indemnification	16
7.3	Mandatory Indemnification	16
7.4	Determination	17
7.5	General Indemnification	17
7.6	Advances	17
7.7	Scope of Indemnification	17
7.8	Insurance	17
7.9	Effect of Repeal or Modification of Article 7	18
ARTICLE 8 FISCAL YEAR		18
ARTICLE 9 AMENDMENTS		18

B-iii

 AMENDED AND RESTATED BYLAWS

OF

NATURE'S SUNSHINE PRODUCTS, INC.

ARTICLE 1
OFFICES

        1.1    Business Offices.    The principal office of the corporation shall be located at such place either within or outside the State of Utah, as may be determined by the Board of Directors. The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.

        1.2    Registered Office.    The registered office of the corporation shall be located within the State of Utah and may be, but need not be, identical with the principal office (if located within the State of Utah). The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2
SHAREHOLDERS

        2.1    Annual Meeting.    The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

        2.2    Business at an Annual Meeting of Shareholders.    The business to be transacted at any annual meeting of shareholders shall be limited to business that is properly brought before the meeting. For the purposes of this Section 2.2, "properly brought before the meeting" shall mean the business that is (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before an annual meeting by or at the direction of the Board of Directors, or (iii) a proper matter for shareholder action under the Utah Revised Business Corporation Act (the "Revised Act") that has been otherwise properly brought before an annual meeting by a shareholder who (A) is a shareholder of record both on the date of the giving of the notice provided for in this Section 2.2 and at the time of the meeting, (B) is entitled to vote at the meeting and, (C) has complied with the notice procedures set forth in this Section 2.2. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as amended and inclusive of such rules and regulations, the "Exchange Act") and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders. In order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder's intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the corporation at the corporation's principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of either (i) the sixtieth (60th) day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the corporation, whichever occurs first. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Except with respect to nominations for the election of directors, which shall be governed by Section 3.2 hereof, to be in proper form, each such notice shall set forth: (a) the name and address of the Proposing Person; (b) the class or series and number of shares of capital shares of the corporation entitled to vote at such meeting which are owned beneficially or of record by the Proposing Person; (c) a description of any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation ("Synthetic Equity Interests"), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; (d) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (e) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation ("Short Interests"), (f) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (g) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any; (h) a representation that the Proposing Person is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (i) a description of the business desired to be brought before the meeting and the reasons therefore; (j) such other information regarding the Proposing Person and the business proposed by such shareholder as would be required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission; and (k) a representation as to the Proposing Person's material interest in the business being proposed (the disclosures made pursuant to the forgoing clauses (a) through (k) are referred to as "Disclosable Interests"); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. In addition, the Proposing Shareholder shall promptly provide any other information reasonably requested by the corporation. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the

Exchange Act. The Chair of the meeting shall refuse to acknowledge any business proposed to be brought before an annual meeting not made in compliance with the foregoing procedures.

        A Proposing Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

        For purposes of this Section 2.2, the term "Proposing Person" shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

        2.3    Special Meetings.    Except as otherwise required by the Revised Act, special meetings of shareholders may be called only by the Chairman, or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors or by the Secretary, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.3 from shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.

        No shareholder may demand that the Secretary of the corporation call a special meeting of the shareholders unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.

        To be in proper form for purposes of this Section 2.3, a request by a shareholder for the Board of Directors to fix a record date shall set forth (i), as to each Requesting Person (as defined below), the Requesting Person's Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 2.3 the term "Requesting Person" shall be substituted for the term "Proposing Person" in all places it appears in clauses (a) through (k) of Section 2.2 and the disclosure in clause (k) of Section 2.2 shall be made with respect to the business proposed to be conducted at the special meeting) and (ii), as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

        For purposes of this Section 2.3, the term "Requesting Person" shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (iii) any affiliate or associate of such shareholder or beneficial owner.

        Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.3 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received.

        Without qualification, a special meeting of the shareholders shall not be called by the Shareholders unless shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, more than ten percent (10%) of the voting power of the outstanding shares of the corporation (the "Requisite Percentage") timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the corporation call a special meeting of the shareholders pursuant to this Section 2.3. To be timely, a shareholder's demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 2.3. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a "Solicited Shareholder") the information required to be provided pursuant to this Section 2.3 of a Requesting Person.

        After receipt of demands in proper form and in accordance with this Section 2.3 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 2.6 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Section 2.5.

        In connection with a special meeting called in accordance with this Section 2.3, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

        Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting has or have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

        2.4    Place of Meetings.    Meetings of shareholders may be held at any place within or outside the State of Utah as designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the principal office of the corporation.

        2.5    Notice of Meetings.    Written or printed notice stating the place, date, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by facsimile, email, regular mail, or express courier by or at the direction of the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, calling the meeting, to each shareholder of record entitled to vote at such meeting or to any other shareholder entitled by the Revised Act, or the corporation's Articles of Incorporation to receive notice of the meeting.

        2.6    Fixing of Record Date.    For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of the shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of such shareholders shall be determined in accordance with the Revised Act.

        2.7    Voting List.    The Secretary of the corporation, or such other officer as directed by the Board of Directors, shall prepare a list of the names of all of the shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares. The list shall be alphabetical within each class or series and must show the address of, and the number of shares held by each shareholder. The shareholder list must be made available for inspection by any shareholder in accordance with the Revised Act.

        2.8    Meetings by Telecommunication.    Any or all of the shareholders may participate in an annual or special meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.

        2.9    Shareholder Quorum and Voting Requirements.    If the corporation's Articles of Incorporation or the Revised Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

        If the Articles of Incorporation or the Revised Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

        Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these Bylaws or the Revised Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

        Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting pursuant to the Revised Act or these Bylaws.

        If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Revised Act require a greater number of affirmative votes.

        2.10    Conduct of Meetings of Shareholders.    The Chairman of the Board of Directors or, if there shall be none or in his or her absence, the Vice Chairman of the Board of Directors, or if there shall be none or in his or her absence, the Chief Executive Officer or if there shall be none or in his or her absence, the President, who is present at the meeting, or in all of their absences an individual designated by the Board of Directors, shall call to order and act as the Chair of any meeting of the shareholders of the corporation. The Secretary of the corporation shall serve as the Secretary of the meeting or, if there shall be none or in his or her absence, the Secretary of the meeting shall be such person as the Chair of the meeting appoints. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the Chair of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by applicable law or these Bylaws, such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the Chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the Board of Directors or the Chair of the meeting, it shall not be necessary to follow Roberts' Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders. Following completion of the business of the meeting as determined by the Chair of the meeting, the Chair of the meeting shall have the exclusive authority to adjourn the meeting.

        No business shall be conducted at an annual or special meeting of shareholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these Bylaws. If the introduction of any business at an annual or special meeting of shareholders does not comply with the procedures specified in these Bylaws, the Chair of the meeting may declare that such business is not properly before the meeting and shall not be considered at the meeting.

        2.11    Adjournment and Notice of Adjourned Meetings.    Any meeting of shareholders, whether annual or special, may be adjourned from time to time exclusively by the Chair of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting which the adjournment is taken unless the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

        2.12    No Shareholder Action Without a Meeting.    As provided in and subject to the corporations Articles of Incorporation, the shareholders of the corporation are not permitted to take action without a meeting of shareholders held and noticed in accordance with these Bylaws. Any action taken by shareholders by written consent or without a meeting shall be null and void. Notwithstanding the foregoing, this Section 2.12 shall not affect the validity of shareholder action taken prior to the adoption of these Bylaws.

        2.13    Proxies.    At all meetings of shareholders, a shareholder may vote in person, or vote by a proxy that is executed by the shareholder or that is executed by the shareholder's duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype, telecopy, or other electronic transmission along with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Such proxy shall be filed with the Secretary of the corporation or any other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

        2.14    Voting Shares.    Each outstanding share, regardless of class, and except as otherwise required by the Revised Act, shall be entitled to one (1) vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of the corporation. Unless the Articles of Incorporation of the corporation provide otherwise, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.

        2.15    Waiver.    A shareholder may waive any required notice in accordance with the Revised Act.

ARTICLE 3
BOARD OF DIRECTORS

        3.1    General Powers.    All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the corporation's Articles of Incorporation or in a shareholder's agreement authorized under the Revised Act.

        3.2    Nomination of Directors.    Subject to the corporation's Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the corporation's Articles of Incorporation with respect to the right, if any, of holders of a class of preferred shares of the corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the shareholders, or any special meeting of the shareholders called for the purpose of electing directors, nominations for the election of a director must be (i) made by or at the direction of the Board of Directors and specified in the notice of annual or special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (ii) made by a shareholder of the corporation who (A) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.2 and at the time of the time of such meeting, (B) is entitled to vote at the meeting and (C) has complied with this 3.2 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting. The Board of Directors, in its discretion, may rely upon the review and/or recommendation of any duly authorized committee thereof in its evaluation of potential director candidates.

        In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, such shareholder's notice must be received by the Secretary of the corporation at the corporation's principal executive offices, (i) in the case of an annual meeting, in accordance with the time provisions set forth in Section 2.2, and, (ii) in the case of a special meeting of the shareholders called for the purpose of electing directors, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made. To be in proper form for purposes of this Section 3.2, a shareholder's notice to the Secretary shall set forth: (i), as to each Nominating Person (as defined below), any Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 3.2 the term "Nominating Person" shall be substituted for the term "Proposing Person" and the disclosure in clause (k) of Section 2.2 shall be made with respect to the election of directors at the meeting) and (ii), as to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder's notice pursuant to this Section 3.2 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant. The corporation may require any proposed nominee to furnish such other information that could be material to a reasonable shareholder's understanding of the independence or lack of independence of such proposed nominee.

        For purposes of this Section 3.2, the term "Nominating Person" shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

        A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

        3.3    Number of Directors and Qualification.    The number of directors to constitute the whole Board of Directors shall be such number (not less than three nor more than nine) as shall be fixed from time to time exclusively by resolution adopted by a majority of the entire Board of Directors. Directors need not be shareholders. This Section 3.3 may not be altered, amended or repealed by the shareholders except by the approval of at least three-fourths (75%) of the then issued and outstanding shares of the capital stock of the corporation.

        3.4    Classified Board.    As provided in and subject to the corporation's Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as may be feasible, hereby designated as Class I, Class II and Class III, with the term of office of one class expiring at each annual meeting. Each director shall be elected to serve a term ending at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until his or her earlier death, resignation or removal. When a vacancy on the Board of Directors is filled, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds (or shall complete the term of the class of directors in which the new directorship was created). Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been elected and qualified or until such director's earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office. When the number of directors is changed, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, and any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible.

        3.5    Removal of Directors.    The shareholders may remove one or more directors at a meeting called for that purpose only if notice has been given in accordance with these Bylaws that a purpose of the meeting is such removal. Notwithstanding the preceding sentence, directors may only be removed in accordance with the Articles of Incorporation. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. This Section 3.5 may not be altered, amended or repealed by the shareholders except by the approval of at least three-fourths (75%) of the then issued and outstanding shares of the capital stock of the corporation.

        3.6    Chairman of the Board of Directors.    The Board of Directors may elect a Chairman of the Board of Directors, which person shall at all times be a director. The Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. The period(s) of service by the Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors.

        3.7    Vice Chairman of the Board of Directors.    The Board of Directors may elect a Vice Chairman of the Board of Directors, which person shall at all times be a director. The Vice Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of

Directors when the Chairman is absent or otherwise unable to preside and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. The period(s) of service by the Vice Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Vice Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors under the circumstances provided for in this Section 3.7.

        3.8    Regular Meetings.    The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of regular meetings without notice other than such resolution.

        3.9    Special Meetings.    Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors.

        3.10    Notice.    Notice of the date, time, and place of any special meeting of the Board of Directors shall be delivered personally or by telephone to each director or sent by mail, express courier, facsimile, or email, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least two (2) days before the time of the holding of the meeting. If the notice is delivered personally, by express courier, or by telephone, facsimile, telegraph, or email, it shall be delivered at least twenty-four (24) hours before the meeting begins. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director. Any director may waive notice of any meeting by delivering a written waiver to the corporation to file in its corporate records, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or consent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.

        3.11    Quorum.    A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

        3.12    Manner of Acting.    The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation or these Bylaws, be the act of the Board of Directors.

        3.13    Vacancies and Newly-Created Directorships.    Subject to the corporation's Articles of Incorporation and the provisions of these Bylaws relating to a classified Board of Directors, any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. The term "vacancy" includes any directorship authorized under Section 3.3 but not filled by the shareholders at the annual meeting, whether or not such directorship had previously been filled. This Section 3.13 may not be altered, amended or repealed by the shareholders except by the approval of at least three-fourths (75%) of the then issued and outstanding shares of the capital stock of the corporation.

        3.14    Fees and Compensation.    Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

        3.15    Presumption of Assent.    A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have consented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his or her dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

        3.16    Resignations.    A director may resign at any time by giving a written notice of resignation to either the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary. Unless otherwise provided in the resignation, the resignation shall become effective when the notice is received by the Chairman, Vice Chairman, Chief Executive Officer or the Secretary. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

        3.17    Action by Written Consent.    Any action required to be taken at a meeting of the Board of Directors of the corporation or any other action that may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee, as the case may be, and may be described as such in any document or instrument. Action taken pursuant to this Section is effective when the last director signs a writing describing the action taken, unless the Board of Directors establishes a different effective date.

        3.18    Meetings by Telephone Conference Call.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone call or similar communications equipment by which all persons participating in the meeting can hear each other throughout the meeting. Participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE 4
COMMITTEES

        4.1    Committees.    The Board of Directors may from time to time by resolution adopted by a majority of the Board of Directors designate from among its members one or more committees, which may include, but is not limited to, a Compensation Committee, an Audit Committee, a Nominations Committee, and such other committees as the Board of Directors shall deem appropriate, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed under the Revised Act. The Chairman of any such committee shall be designated by the Board of Directors. The Board of Directors may also designate a Vice Chairman of any such committee. Each committee must have at least two (2) directors as members. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee, and fill all vacancies therein. Any such committee shall serve at the pleasure of the Board of Directors.

        4.2    Procedures, Meetings and Quorum.    Meetings of any committee designated by the Board of Directors may be held at such times and places as the Chairman of such committee shall from time to time determine. A meeting of any committee designated by the Board of Directors may also be called by the Vice Chairman, a majority of the directors assigned to such committee, the Chairman of the Board, or by a majority of the Board of Directors. Notice of such meetings shall be given within the same times and by the same means as set forth in these Bylaws for meetings of the Board of Directors. At every meeting of any such committee, the presence of a majority of all of the members of such committee shall be necessary for the transaction of business, and the action of any such committee must be authorized by the affirmative vote of a majority of the members present at such meeting at which a quorum is present. Any such committee shall keep minutes of its proceedings, and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Any action by a committee shall be subject to review by the Board of Directors, provided, no rights of third parties shall be affected by such review.

ARTICLE 5
OFFICERS

        5.1    Officers.    Except as provided otherwise by a resolution of the Board of Directors, the officers of the corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and Assistant Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as determined by resolution of the Board of Directors in its sole and absolute discretion. Except with respect to the offices of Chief Executive Officer and Chief Financial Officer, any two (2) or more offices may be held by the same person at the same time.

        5.2    Appointment, Term of Office and Qualification.    The officers of the corporation shall be appointed by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment. Appointment of the Chief Executive Officer, the President, the Chief Financial Officer and Vice Presidents, shall take place annually or at such other intervals as the Board of Directors may determine, subject to any rights of an officer under any contract of employment, and may be made at regular or special meetings of the Board of Directors or by the written consent of the directors. Subject to the foregoing, the Chief Executive Officer shall appoint all Assistant or Divisional Vice Presidents, Assistant Secretaries and Assistant Treasurers from time to time in his or her discretion. Each officer shall hold office until his or her successor shall have been duly appointed and qualified or until such officer's death, resignation, or removal in the manner provided in these Bylaws. No officer provided for in this Article 5 need be a director of the corporation nor shall any such officer be a director unless elected a director in accordance with these Bylaws.

        5.3    Resignations.    Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        5.4    Removal.    Any officer may be removed by the Board of Directors or by a committee, if any, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice and subject to the contract rights, if any, of the person so removed.

        5.5    Vacancies and Newly-Created Offices.    A vacancy in any office may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.

        5.6    Chief Executive Officer.    The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.

        5.7    President.    The President shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall, subject to such direction and control, have general active management of the business, affairs and policies of the corporation. The President shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the Board of Directors has not elected a Chief Executive Officer, the President shall be the Chief Executive Officer. If the Board of Directors has elected a Chief Executive Officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties, of the Chief Executive Officer.

        5.8    Vice Presidents.    In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the Chief Executive Officer, the President, or the Chairman or Vice Chairman of the Board of Directors, if any, and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Vice President of a corporation.

        5.9    Chief Financial Officer.    The Chief Financial Officer shall be subject to the direction and control of the Board of Directors and the Chief Executive Officer, shall have primary responsibility for the financial affairs of the corporation and shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation's policies and procedures as adopted by resolution of the Board of Directors, making or causing to be made proper vouchers therefor; (v) render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and (vi) and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws or by the Chief Executive Officer.

        5.10    Secretary.    The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by, the Board of Directors or any committees of the Board of Directors. The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by the Revised Act.

        The Secretary shall be the custodian of the corporate records and of the seal, if any, of the corporation. Unless otherwise required by applicable law or by the Board of Directors, the adoption or use of a corporate seal is not required. The Secretary shall see that the books, reports, statements, certificates, and other documents and records required by the Revised Act are properly kept and filed.

        The Secretary shall have charge of the share books of the corporation and cause the share and transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such shares were paid for, the alphabetically arranged names and addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became a holder of record. The Secretary may discharge this responsibility through a transfer agent or transfer agents approved by the Chief Executive Officer or the Board of Directors. The Secretary shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register. The Secretary shall cause the share ledger to be kept and exhibited at the principal office of the corporation or the office of the corporation's transfer agent in the manner and for the purposes provided by these Bylaws and the Revised Act.

        The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by applicable law or these Bylaws or as from time to time may be assigned by the Board of Directors.

        5.11    Treasurer.    The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

        5.12    Assistant Secretaries and Treasurers.    Any Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be prescribed for them by the Board of Directors.

        5.13    Salaries.    The compensation of the Chairman of the Board of Directors and the Chief Executive Officer shall be fixed from time to time by the Board of Directors or any duly authorized committee thereof. Subject to compliance with applicable law and the requirements of any listing agreement with any exchange upon which the Company's shares trade, the compensation of the other officers shall be fixed from time to time based on the recommendation of the Chief Executive Officer and after review by the Board of Directors or any duly authorized committee thereof.

        5.14    Surety Bonds.    In the event the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation that may come under his or her responsibility.

ARTICLE 6
CAPITAL SHARES

        6.1    Share Certificates.    The shares of the corporation may, but need not be, represented by certificates. If the shares are represented by certificates, the certificates shall be signed by any two (2) of the following officers: the Chief Executive Officer, the President, any Vice President, the Secretary, or any Assistant Secretary of the corporation. The signatures of the designated officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

        If the corporation is authorized to issue different classes of shares or a different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request, without charge.

        Each certificate representing shares shall also state upon the face thereof:

          (a)   The name of the issuing corporation and that it is organized under the laws of the State of Utah.

          (b)   The name of the person to whom the certificate is issued.

          (c)   The number and class of shares, and the designation of the series, if any, which such certificate represents.

        There shall be entered upon the share transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class, or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Canceled" with the date of cancellation. Unless otherwise required by the Revised Act, or by the Board of Directors in accordance with applicable law, the foregoing with respect to shares does not affect shares already represented by certificates.

        6.2    Shares Without Certificates.    The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation's shares without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required to be on certificates by Section 6.1 of these Bylaws or the Revised Act.

        6.3    Transfer of Shares.    Shares shall be transferred on the books of the corporation by the holder thereof in person or by his attorney, (i) with regard to certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so. Except as may be otherwise required by the Revised Act, the Articles of Incorporation or these Bylaws, the corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect to such shares, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

        6.4    Restrictions on Transfer or Registration of Shares.    The Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation. Such restrictions do not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

        The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder, if the restriction is authorized by the Revised Act and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement that is sent to shareholders whose shares are not represented by certificates pursuant to Section 6.2 of these Bylaws.

        6.5    Regulations.    Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

        6.6    Transfer Agent(s) and Registrar(s).    The Board of Directors may appoint one or more transfer agent(s) and one or more registrar(s) with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agent(s) and registrar(s).

        6.7    Lost or Destroyed Certificates.    The corporation may issue (i) a new stock certificate or (ii) uncertificated shares in place of any certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

ARTICLE 7
INDEMNIFICATION

        7.1    Indemnification.    Except as provided in Section 7.2 of these Bylaws, the corporation may, to the maximum extent and in the manner permitted by the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, fiduciary, or agent of the corporation, against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee, fiduciary, or agent of the corporation, did not meet the standard of conduct described in this Section 7.1.

        7.2    Certain Restrictions on Indemnification.    The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws, in connection with a proceeding by or in the right of a corporation in which such party was adjudged liable to the corporation, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

        7.3    Mandatory Indemnification.    The corporation shall indemnify a director or officer of the corporation who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

        7.4    Determination.    The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of such party is permissible in the circumstances because such party has met the applicable standard of conduct set forth in Section 7.1 of these Bylaws. Such determination shall be made either (a) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum requirement, (b) if a quorum cannot be obtained, by majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two (2) or more directors not parties to the proceeding, except that the directors who are not parties to the proceeding may participate in the designation of directors for the committee, (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors in the manner prescribed by the Revised Act, or (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section 7.4. Shareholders' action that otherwise complies with this Section 7.4 is not affected by the presence of holders, or the voting, of shares that are not qualified shares as determined under the Revised Act.

        7.5    General Indemnification.    The indemnification and advancement of expenses provided by this Article 7 shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        7.6    Advances.    The corporation in accordance with the Revised Act may pay for or reimburse the reasonable expenses incurred by any director, officer, employee, fiduciary, or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 7.1 of these Bylaws, (b) such party furnishes to the corporation a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article 7.

        7.7    Scope of Indemnification.    Except as otherwise provided in these Bylaws, the indemnification and advancement of expenses authorized by this Article 7 are intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent of the corporation and shall inure to the benefit of such person's heirs, executors, and administrators.

        7.8    Insurance.    The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of this Article 7 or the laws of the State of Utah, as the same may hereafter be amended or modified.

        7.9    Effect of Repeal or Modification of Article 7.    Any repeal or modification to this Article 7 by the shareholders of the corporation shall not adversely affect any right or protection of any person existing at the time of such repeal, modification or amendment.

ARTICLE 8
FISCAL YEAR

        The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 9
AMENDMENTS

        These Bylaws may be altered, amended or repealed, or new bylaws adopted, as set forth in the Articles of Incorporation.

 Appendix C

NATURE'S SUNSHINE PRODUCTS, INC.

2009 STOCK INCENTIVE PLAN

Section 1.	Purpose	1
Section 2.	Definitions	1
Section 3.	Administration	3
(a)	Power and Authority of the Committee	3
(b)	Power and Authority of the Board	4
Section 4.	Shares Available for Awards	4
(a)	Shares Available	4
(b)	Accounting for Awards	4
(c)	Adjustments.	4
(d)	Award Limitations Under the Plan	5
Section 5.	Eligibility	5
Section 6.	Awards	6
(a)	Options	6
(b)	Stock Appreciation Rights	7
(c)	Restricted Stock and Restricted Stock Units	7
(d)	Performance Awards	8
(e)	Dividend Equivalents	9
(f)	Stock Awards	9
(g)	Other Stock-Based Awards	9
(h)	General	10
Section 7.	Amendment and Termination; Corrections	11
(a)	Amendments to the Plan	11
(b)	Amendments to Awards	12
(c)	Correction of Defects, Omissions and Inconsistencies	12
Section 8.	Income Tax Withholding	12
Section 9.	General Provisions	12
(a)	No Rights to Awards	12
(b)	Award Agreements	13
(c)	Plan Provisions Control	13
(d)	No Rights of Stockholders	13
(e)	No Limit on Other Compensation Arrangements	13
(f)	No Right to Employment	13

C-i

(g)	Governing Law	13
(h)	Severability	13
(i)	No Trust or Fund Created	13
(j)	Other Benefits	13
(k)	No Fractional Shares	14
(l)	Headings	14
(m)	Consultation With Professional Tax and Investment Advisors	14
(n)	Foreign Employees and Foreign Law Considerations	14
(o)	Blackout Periods	14
Section 10.	Effective Date of the Plan	14
Section 11.	Term of the Plan	15

C-ii

NATURE'S SUNSHINE PRODUCTS, INC.
2009 STOCK INCENTIVE PLAN

Section 1. Purpose

        The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's stockholders.

Section 2. Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

        (a)   "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

        (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

        (c)   "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

        (d)   "Board" shall mean the Board of Directors of the Company.

        (e)   "Change in Control" shall have the meaning ascribed to such term in an Award Agreement between the Participant and the Company.

        (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

        (g)   "Committee" shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m).

        (h)   "Company" shall mean Nature's Sunshine Products, Inc., a Utah corporation, and any successor corporation.

        (i)    "Director" shall mean a member of the Board.

        (j)    "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

        (k)   "Eligible Person" shall mean any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

        (l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading.

        (n)   "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

        (o)   "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        (p)   "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

        (q)   "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

        (r)   "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

        (s)   "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

        (t)    "Performance Goal" shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

        (u)   "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

        (v)   "Plan" shall mean the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan, as amended from time to time.

        (w)  "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

        (x)   "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

        (y)   "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

        (z)   "Section 162(m)" shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

        (aa) "Section 409A" shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

        (bb) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (cc) "Shares" shall mean shares of Common Stock, no par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

        (dd) "Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

        (ee) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

        (ff)  "Stock Award" shall mean any Share granted under Section 6(b) of the Plan.

Section 3. Administration

        (a)   Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation or any other means; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xi) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

        (b)   Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).

Section 4. Shares Available for Awards

        (a)   Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be Seven Hundred and Fifty Thousand (750,000). Shares to be issued under the Plan may be authorized but unissued Shares, treasury shares or Shares acquired in the open market or otherwise. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed Seven Hundred and Fifty Thousand (750,000), subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed Seven Hundred and Fifty Thousand (750,000), subject to adjustment as provided in Section 4(c) of the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

        (b)   Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

        (c)   Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

        (d)   Award Limitations Under the Plan.

    (i)
    Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent "qualified performance-based compensation" with the meaning of Section 162(m), for more than Two Hundred Thousand (200,000) Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

    (ii)
    Section 162(m) Limitation for Performance Awards Denominated in Shares. No Eligible Person may be granted Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units), and which are intended to represent "qualified performance-based compensation" with the meaning of Section 162(m), for more than Two Hundred Thousand (200,000) Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

    (iii)
    Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be One Million Dollars ($1,000,000) in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(iii) does not apply to any Award subject to the limitation contained in Section 4(d)(i) or Section 4(d)(ii). The limitation contained in this Section 4(d)(iii) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5. Eligibility

        Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

        (a)   Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i)
    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

    (ii)
    Option Term. The term of each Option shall be fixed by the Committee at the time but shall not be longer than ten (10) years from the date of grant.

    (iii)
    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, permit an Option to be exercised through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company's pre-clearance/pre-notification policies) to effect the immediate sale of all or a portion of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale. Alternatively, except with respect to Incentive Stock Options, the Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

    (iv)
    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options, provided, however, that in the event the Plan fails to be approved by the stockholders of the Company within one year of its adoption by the Board as required in Section 10, such Incentive Stock Options shall be deemed to be Non-Qualified Stock Options issued under the Plan:

    (A)
    The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

      (B)
      All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

      (C)
      Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

      (D)
      The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

      (E)
      Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

        (b)   Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        (c)   Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i)
    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant's death, disability or retirement or a Change in Control.

    (ii)
    Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

    (iii)
    Forfeiture. Except as otherwise determined by the Committee, upon a Participant's termination of employment or resignation or removal as a director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, except as otherwise provided in the Award Agreement.

        (d)   Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be "covered employees" under Section 162(m) and that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

    (i)
    Timing of Designations; Duration of Performance Periods. For each Award intended to be "qualified performance-based compensation", the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of Performance Goals; provided that, with respect to such Performance Goals, the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

    (ii)
    Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award intended to be "qualified performance-based compensation," the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

    (iii)
    Payment of Qualified Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award intended to be "qualified performance-based compensation," but may not exercise discretion to increase such amount.

    (iv)
    Certain Events. If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

        (e)   Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

        (f)    Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

        (g)   Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares, or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

        (h)   General.

    (i)
    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

    (ii)
    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (iii)
    Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

    (iv)
    Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed ten (10) years from the date of grant.

    (v)
    Limits on Transfer of Awards. Except as otherwise provided by the Committee or in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the immediately preceding sentence, no Incentive Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any "family member" (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for value (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant's lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

    (vi)
    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

    (vii)
    Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee's separation from service (or if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

    (viii)
    Change in Control. The Committee shall have the discretion, at the time an Award is granted, to determine the treatment of the Award in the event of a Change in Control. Such treatment shall be set forth in terms of the applicable award agreement evidencing the Award.

Section 7. Amendment and Termination; Corrections

        (a)   Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

    (i)
    requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Exchange or any other securities exchange that are applicable to the Company;

    (ii)
    increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

    (iii)
    increases the number of shares subject to the limitation contained in Section 4(d)(i) or Section 4(d)(ii) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(iii) of the Plan;

    (iv)
    would cause Section 162(m) to become unavailable with respect to the Plan or permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan; or

    (v)
    permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b)(ii) of the Plan.

        (b)   Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

        (c)   Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

        In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

        (a)   No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

        (b)   Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.

        (c)   Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

        (d)   No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

        (e)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

        (f)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, or remove a director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

        (g)   Governing Law. The internal law, and not the law of conflicts, of the State of Utah shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

        (h)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        (i)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (j)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

        (k)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (l)    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (m)  Consultation With Professional Tax and Investment Advisors. The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Such a holder further acknowledges that such holder is relying solely and exclusively on the holder's own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees, representatives or Affiliates will pay or reimburse such holder for such taxes or other items.

        (n)   Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (o)   Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any "blackout" period that the Company deems necessary or advisable with respect to any or all Awards. All rights granted by the Plan or any Award Agreement, or any transactions encompassed by the Plan or any Award Agreement, are subject to the Company's Insider Trading Policy. Nothing in this Plan is intended to circumvent or authorize the circumvention of the Company's Insider Trading Policy.

Section 10. Effective Date of the Plan

        The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided, however, that with respect to any Shares (including Shares of Restricted Stock) issued under the Plan prior to such termination, the Plan shall be deemed to be effective, provided further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the stockholders of the Company. The Plan shall be subject to approval by the stockholders of the Company at an annual meeting of stockholders of the Company to be held on November 6, 2009, and the Plan shall be effective as of the date of such stockholder approval.

Section 11. Term of the Plan

        No Award shall be granted under the Plan after ten years from the earlier of the date of adoption of the Plan by the Board or the date of stockholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that in the case of a Performance Award intended to be "qualified performance-based compensation," no such Performance Award shall be granted under the Plan after the fifth year following the year in which stockholders approved the Performance Goals unless and until the Performance Goals are re-approved by the stockholders. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

NATURE'S SUNSHINE PRODUCTS, INC.

PROXY OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 6, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, hereby revokes all previous proxies and appoints Douglas Faggioli and Stephen M. Bunker, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Nature's Sunshine Products, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Nature's Sunshine Products, Inc. to be held on November 6, 2009, at 10:00 AM Mountain Standard Time, at the company's principal executive offices located at 75 East 1700 South, Provo, Utah 84606, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could have if personally present thereat.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS TWO THROUGH SIXTEEN. EACH OF PROPOSALS TWO THROUGH THIRTEEN IS CONDITIONED ON THE APPROVAL OF THE OTHER. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE: ☒.

1.
Election of Directors.

☐	FOR all nominees	Nominees:	☐	Michael D. Dean	☐	Kristine F. Hughes
			☐	Albert R. Dowden	☐	Willem Mesdag
			☐	Douglas Faggioli	☐	Jeffrey D. Watkins
			☐	Pauline Hughes Francis	☐	Candace K. Weir
☐	WITHHOLD AUTHORITY to vote for all nominees
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
2.
Amendments to Restated Articles of Incorporation to modify or remove certain provisions and to make other technical changes.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
Amendment to Restated Articles of Incorporation to modify the purpose of the company.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
Amendment to Restated Articles of Incorporation to authorize the Board of Directors to adopt, amend, alter and repeal the Bylaws.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.
Amendments to Restated Articles of Incorporation to modify certain provisions relating to the terms of directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
6.
Amendment to Restated Articles of Incorporation to eliminate personal liability, to the extent permitted by law, of the Company's directors and officers and to provide for the indemnification of its directors, officers, employees, fiduciaries and agents.

☐	FOR	☐	AGAINST	☐	ABSTAIN
7.
Amendments to Restated Articles of Incorporation to increase authorized shares of common stock from 20,000,000 to 50,000,000 and to clarify certain rights and preferences of common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN
8.
Amendments to Restated Articles of Incorporation to create a new class of stock designated as preferred stock and to authorize the issuance of up to 10,000,000 shares of preferred stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued and to be dated and signed on the reverse side)

9.
Amendment to Restated Articles of Incorporation to require a showing of cause for shareholders to remove directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
10.
Amendment to Restated Articles of Incorporation to require shareholders to act by shareholder meeting and not by written consent.

☐	FOR	☐	AGAINST	☐	ABSTAIN
11.
Amendment to Restated Articles of Incorporation to enhance shareholder voting requirements to adopt, amend or repeal the Bylaws.

☐	FOR	☐	AGAINST	☐	ABSTAIN
12.
Amendments to Restated Articles of Incorporation to authorize the Board of Directors to fix the number of directors and to fill vacancies on the Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN
13.
Amendments to Restated Articles of Incorporation and the Bylaws to enhance shareholder voting requirements to alter, amend or repeal certain provisions of the Articles of Incorporation and the Bylaws.

☐	FOR	☐	AGAINST	☐	ABSTAIN
14.
Amendment and Restatement of the Bylaws.

☐	FOR	☐	AGAINST	☐	ABSTAIN
15.
Adoption of the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan, under which 750,000 shares of common stock will be reserved for issuance.

☐	FOR	☐	AGAINST	☐	ABSTAIN
16.
Ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS AND FOR PROPOSALS TWO THROUGH SIXTEEN. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

          PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature of Shareholder	Signature of Shareholder
Date	Date
NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NATURE'S SUNSHINE PRODUCTS, INC.
PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND THIS PROXY STATEMENT
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INTRODUCTION TO PROPOSALS TWO THROUGH THIRTEEN
APPROVAL OF CHARTER AMENDMENTS
PROPOSAL TWO
APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO MODIFY OR REMOVE CERTAIN PROVISIONS AND TO MAKE OTHER TECHNICAL CHANGES
PROPOSAL THREE
APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO MODIFY THE PURPOSE OF THE COMPANY
PROPOSAL FOUR
APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ADOPT, AMEND, ALTER AND REPEAL THE COMPANY'S BYLAWS
PROPOSAL FIVE
APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO MODIFY CERTAIN PROVISIONS RELATING TO THE TERMS OF DIRECTORS
PROPOSAL SIX
APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION THAT ELIMINATES PERSONAL LIABITIY, TO THE EXTENT PERMITTED BY LAW, OF THE COMPANY'S DIRECTORS AND OFFICERS, AND PROVIDES FOR THE INDEMNIFICATION OF ITS DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS
PROPOSAL SEVEN
APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND TO CLARIFY CERTAIN RIGHTS AND PREFERENCES OF COMMON STOCK
PROPOSAL EIGHT
APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF STOCK DESIGNATED AS PREFERRED STOCK AND TO AUTHORIZE THE ISSUANCE OF UP TO 10,000,000 SHARES OF PREFERRED STOCK
PROPOSAL NINE
APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO REQUIRE A SHOWING OF CAUSE FOR SHAREHOLDERS TO REMOVE DIRECTORS
PROPOSAL TEN
APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO REQUIRE SHAREHOLDERS TO ACT BY SHAREHOLDER MEETING AND NOT BY WRITTEN CONSENT
PROPOSAL ELEVEN
APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO ENHANCE SHAREHOLDER VOTING REQUIREMENTS TO ADOPT, AMEND OR REPEAL THE COMPANY'S BYLAWS
PROPOSAL TWELVE
APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD TO FIX THE NUMBER OF BOARD MEMBERS AND TO FILL VACANCIES ON THE BOARD
PROPOSAL THIRTEEN
APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO ENHANCE SHAREHOLDER VOTING REQUIREMENTS TO ALTER, AMEND OR REPEAL CERTAIN PROVISIONS
PROPOSAL FOURTEEN
APPROVAL OF AMENDMENT AND RESTATEMENT OF BYLAWS
PROPOSAL FIFTEEN
ADOPTION OF NATURE'S SUNSHINE PRODUCTS, INC. 2009 STOCK INCENTIVE PLAN
Options Granted under the 2009 Stock Incentive Plan and Subject to Shareholder Approval
PROPOSAL SIXTEEN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
LEGAL PROCEEDINGS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
  Appendix B
, 2009
AMENDED AND RESTATED BYLAWS OF NATURE'S SUNSHINE PRODUCTS, INC.
  Appendix C